UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Sunstone Hotel Investors, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sunstone Hotel Investors, Inc.

903 Calle Amanecer, Suite 100

San Clemente, California 92673

Notice of 2010 Annual Meeting

Renaissance Los Angeles Airport Hotel

May 5, 2010 at 4:00 p.m. local time

It is a pleasure to invite you to the 2010 annual meeting of stockholders of Sunstone Hotel Investors, Inc., or Sunstone, a Maryland corporation, to be held at the Renaissance Los Angeles Airport Hotel, 9620 Airport Boulevard, Los Angeles, California 90045 on Wednesday, May 5, 2010 at 4:00 p.m. local time, for the following purposes:

1.	To elect seven directors to serve until the next annual meeting and until their successors are elected and qualified;

2.	To consider and vote upon ratification of the Audit Committee’s appointment of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year ending December 31, 2010;

3.	To consider and vote upon the approval of amendments to our 2004 Long-Term Incentive Plan (a) to provide for an increase in the number of authorized shares to be issued under the 2004 Long-Term Incentive Plan by 2,200,000 shares and (b) to prohibit repricing of stock options and stock appreciation rights without the approval of a majority of the Company’s stockholders; and

4.	To transact such other business as may properly come before the annual meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment or postponement thereof.

Only stockholders of record of shares of Sunstone common stock, par value $0.01 per share, and Series C Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share, at the close of business on March 12, 2010 are entitled to notice of and to vote at the 2010 annual meeting or any adjournment or postponement of the meeting.

Whether you own a few or many shares and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. You can ensure that your shares are voted at the meeting by submitting your instructions by completing, signing, dating and returning the enclosed proxy card in the envelope provided or, if you own shares through a bank or broker that provides for voting by telephone or over the Internet, by submitting your vote by telephone or over the Internet in accordance with your bank’s or broker’s instructions. If your proxy card is signed and returned without specifying your choices, your shares will be voted on each proposal in accordance with our board’s recommendations.

By Order of the Board of Directors

Kenneth E. Cruse

Executive Vice President and Chief Financial Officer

March 23, 2010

Proxy Statement

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 5, 2010

This proxy statement and our Annual Report are available at our Investor Relations website at http://www.sunstonehotels.com/proxy.

Sunstone Hotel Investors, Inc.

903 Calle Amanecer, Suite 100

San Clemente, California 92673

Proxy Statement

Your vote is very important. For this reason, our Board of Directors is soliciting the enclosed proxy to allow your shares of common stock, par value $0.01 per share, and Series C Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share, or Series C preferred stock, to be represented and voted, as you direct, by the proxy holders named in the enclosed proxy card at the 2010 annual meeting of stockholders of Sunstone Hotel Investors, Inc., a Maryland corporation, to be held on Wednesday, May 5, 2010, at 4:00 p.m. local time. “We,” “our,” “the Company” and “Sunstone” refer to Sunstone Hotel Investors, Inc. This proxy statement, the enclosed proxy card and our Annual Report to stockholders for the year ended December 31, 2009, or our Annual Report, are being mailed to stockholders entitled to vote beginning on or about March 23, 2010.

Information About the Meeting and Voting

What am I voting on?

The Board of Directors is soliciting your vote:

1. To elect seven directors to serve until the next annual meeting and until their successors are elected and qualified;

2. To consider and vote upon ratification of the Audit Committee’s appointment of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3. To consider and vote upon the approval of amendments to our 2004 Long-Term Incentive Plan (a) to provide for an increase in the number of authorized shares to be issued under the 2004 Long-Term Incentive Plan by 2,200,000 shares and (b) to prohibit repricing of stock options and stock appreciation rights without the approval of a majority of the Company’s stockholders.

With respect to any other matter that properly comes before the meeting or any adjournment or postponement thereof, the representatives holding proxies will vote as recommended by the Board of Directors, or if no recommendation is given, in their own discretion.

Who is entitled to vote?

Stockholders of record of our common stock and Series C preferred stock as of the close of business on March 12, 2010, or the record date, are entitled to vote on matters that properly come before the meeting. Shares of common stock or Series C preferred stock can be voted only if the stockholder is present in person or is represented by proxy. At the close of business on the record date, there were 98,521,121 shares of common stock and 4,102,564 shares of Series C preferred stock outstanding and entitled to vote. The holders of common stock and Series C preferred stock will vote together as a single class on all matters that properly come before the meeting.

How many votes do I have?

Each share of common stock has one vote. Each share of Series C preferred stock has one vote for each share of common stock into which it is convertible. As of the record date, each share of Series C preferred stock was convertible into 1.096 shares of common stock and thus has 1.096 votes.

How do I vote?

You can ensure that your shares are voted at the meeting by submitting your instructions by completing, signing, dating and returning the enclosed proxy form in the envelope provided.

If you own your shares through a bank or broker, you may be eligible to authorize a proxy to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services, or ADP, online program. This program provides eligible stockholders who receive a paper copy of the Annual Report and proxy statement the opportunity to authorize a proxy to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s online program, your voting form will provide instructions. Stockholders who authorize a proxy to vote through the Internet or telephone should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholder. Stockholders who authorize a proxy to vote by Internet or telephone need not return a proxy card by mail. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card provided by your bank or broker.

If you attend the annual meeting in person, you may request a ballot when you arrive. If your shares are held in the name of your bank, broker or other nominee, prior to attending the meeting you need to request a legal proxy from your bank, broker or nominee as indicated on the back of the Voter Information form you received with your proxy material. The legal proxy must be presented to vote these shares in person at the annual meeting. If you have previously authorized a proxy, you may still vote in person at the annual meeting, which will serve as a revocation of your previous proxy.

Does Sunstone have a policy for confidential voting?

Sunstone has a confidential voting policy. All proxies and other materials, including telephone and Internet proxy authorization, are kept confidential and are not disclosed to third parties. Such voting documents are available for examination by the inspector of election and certain personnel associated with processing proxy cards and tabulating the vote. We plan to appoint one independent inspector of election, a representative of our transfer agent, American Stock Transfer and Trust, to review and confirm the tabulation of votes at the annual meeting.

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board of Directors.

What are the Board of Directors’ recommendations?

The Board of Directors recommends that you vote FOR each of the nominees for director; and FOR Proposal 2 to ratify the Audit Committee’s appointment of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year ending December 31, 2010; and FOR Proposal 3 to approve amendments to our 2004 Long-Term Incentive Plan (a) to provide for an increase in the number of authorized shares to be issued under the 2004 Long-Term Incentive Plan by 2,200,000 shares and (b) to prohibit repricing of stock options and stock appreciation rights without the approval of a majority of the Company’s stockholders.

What vote is required to approve each proposal?

Election of Directors: There is no cumulative voting in the election of directors. The seven directors are elected by a plurality of votes cast at a meeting duly called and at which a quorum is present. Any shares not voted (whether by abstention, “broker non-vote” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote and has not voted on a particular proposal), withholding or otherwise) have no effect on the vote.

Ratification of Appointment of Independent Registered Public Accounting Firm: This proposal requires the affirmative vote of a majority of the votes cast at a meeting duly called and at which a quorum is present. Any shares not voted (whether by abstention, “broker non-vote” or otherwise) have no effect on the vote.

Approval of Amendments to the 2004 Long-Term Incentive Plan: This proposal requires the affirmative vote of a majority of the votes cast at a meeting duly called and at which a quorum is present; provided that the total votes cast represent over 50% in interest of all shares entitled to vote on the proposal at the annual meeting. For purposes of this proposal, abstentions and “broker non-votes” will have the same effect as votes cast against the proposal, unless holders of more than 50% in interest of all shares entitled to vote on the proposal cast votes.

What constitutes a quorum?

The presence of the owners of at least a majority (greater than 50%) of the aggregate number of shares of common stock and Series C preferred stock (calculated on an “as converted to common stock” basis) entitled to vote at the annual meeting constitutes a quorum. Presence may be in person or by proxy. You will be considered part of the quorum if you return a signed and dated proxy card, if you authorize a proxy to vote by telephone or the Internet, or if you attend the annual meeting.

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide instructions. Rules of the New York Stock Exchange, or NYSE, determine whether proposals presented at stockholder meetings are “routine” or “non-routine.” If a proposal is routine, a broker or other entity holding shares for an owner in street or beneficial name may vote on the proposal without voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. Proposal 2 is a routine proposal under the rules of the NYSE. As a result, brokers or other entities holding shares for an owner in street name may vote on Proposal 2 even if no voting instructions are provided by the owner. Proposals 1 and 3 are non-routine proposals under the rules of the NYSE. As a result, brokers or other entities holding shares for an owner in street name may vote on Proposals 1 and 3 only if voting instructions are provided by the owner. If you do not provide your broker with voting instructions for Proposals 1 and 3, your shares will not be counted as shares voted with respect to the vote required for these proposals.

What if other items come up at the annual meeting and I am not there to vote?

We are not now aware of any matters to be presented at the annual meeting other than those described in this proxy statement. When you return a signed and dated proxy card or provide your voting instructions by telephone or the Internet, you give the proxy holders (the names of whom are listed on your proxy card) the discretionary authority to vote on your behalf on any other matter that is properly brought before the annual meeting.

Can I change my vote?

You can change your vote by revoking your proxy at any time before it is exercised in one of four ways:

*	Notify Sunstone’s Secretary (Lindsay N. Monge, c/o Sunstone Hotel Investors, Inc., 903 Calle Amanecer, Suite 100, San Clemente, California 92673-6212) in writing or by facsimile (at 949-369-3157) before the annual meeting that you are revoking your proxy;

*	Submit another proxy with a later date;

*	If you own shares through a bank or broker that provides for voting by telephone or the Internet, submit your voting instructions again by telephone or the Internet; or

*	Vote in person at the annual meeting.

What does it mean if I receive more than one proxy card?

Some of your shares are likely registered differently or are in more than one account. You should vote each of your accounts by mail, or if such service is provided by a bank or broker that holds your shares, by telephone or the Internet. If you mail proxy cards, please sign, date and return each proxy card to ensure that all of your shares are voted.

If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should contact our transfer agent, American Stock Transfer and Trust, at 1-800-937-5449. Combining accounts reduces excess printing and mailing costs, resulting in savings for Sunstone that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one Annual Report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Annual Report and proxy statement to your address. You may revoke your consent to householding at any time by contacting your broker or bank. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our Annual Report, we will send a copy to you if you address your written request to Sunstone Hotel Investors, Inc., 903 Calle Amanecer, Suite 100, San Clemente, California 92673-6212, Attention: Secretary.

How do I submit a stockholder proposal for inclusion in the proxy statement for next year’s annual meeting?

Stockholder proposals may be submitted for inclusion in our 2011 annual meeting proxy statement after the 2010 annual meeting, but must be received no later than November 19, 2010. Proposals should be sent via registered, certified, or express mail to: Lindsay N. Monge, Treasurer and Secretary, Sunstone Hotel Investors, Inc., 903 Calle Amanecer, Suite 100, San Clemente, California 92673-6212. See also “Stockholder Proposals for the 2011 Annual Meeting” later in this proxy statement.

What do I need to do to attend the annual meeting?

If you are a holder of record, you should indicate on your proxy card that you plan to attend the meeting by marking the box on the proxy card provided for that purpose.

For the safety and comfort of our stockholders, admission to the annual meeting will be restricted to:

*	Stockholders of record as of the close of business on March 12, 2010 or their duly authorized proxies;

*	Beneficial stockholders whose shares are held by a bank, broker or other nominee, and who present proof of beneficial ownership as of the close of business on March 12, 2010;

*	Representatives of the press or other news media with proper credentials;

*	Financial analysts with proper credentials; and

*	Employees and representatives of Sunstone whose job responsibilities require their presence at the meeting.

Please note that space limitations may make it necessary to limit attendance. Admission to the meeting will be on a first-come, first-served basis. No more than two representatives of any corporate or institutional stockholder will be admitted to the meeting.

You may obtain directions to the Renaissance Los Angeles Airport Hotel in the Investor Relations section of our website at www.sunstonehotels.com or by calling us at 949-369-4204.

If you attend the meeting, you may be asked to present valid government-issued photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices, and other electronic devices will not be permitted, and attendees may be subject to security inspections or other security precautions.

Proposal 1:

Election of Directors

Board of Directors

The business and affairs of Sunstone are managed under the direction of our Board of Directors. Our Board of Directors has responsibility for establishing broad corporate policies and for the overall performance of Sunstone, rather than for day-to-day operating details. Our Board of Directors currently consists of seven directors.

The proxy holders named on the proxy card intend to vote for the election of the seven nominees listed below. The Nominating and Corporate Governance Committee selected these nominees, which selection was ratified by the Board of Directors. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if your shares are held through a bank or broker and you are authorizing a proxy to vote by telephone or the Internet, follow the instructions provided when you access the telephone or Internet proxy facilities. Directors will be elected by a plurality of the votes cast. Any votes that are withheld and any shares not voted, whether by abstention, “broker non-vote” or otherwise, will have no impact on the vote.

If at the time of the meeting one or more of the nominees have become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Nominating and Corporate Governance Committee. If one or more nominees have become unable to serve, the Board of Directors may, in accordance with our bylaws, reduce the size of the Board of Directors or may leave a vacancy until a nominee is identified. Each of the nominees has consented to act as a director if duly elected and qualified and the Nominating and Corporate Governance Committee knows of no reason why any of the nominees will be unable to serve.

Directors elected at the annual meeting will hold office until the next annual meeting and until their successors have been elected and qualified. For each nominee, there follows a brief listing of principal occupation for at least the past five years, other major affiliations, and age as of February 18, 2010. Each of the nominees is currently a director of the Company.

Nominees for Election as Directors

Robert A. Alter	Age: 59	Executive Chairman

Mr. Alter served as our Chief Executive Officer, or CEO, from our formation through March 19, 2007, when he became our Executive Chairman. On March 4, 2008, the Board of Directors appointed Mr. Alter our interim CEO, effective March 21, 2008, and Mr. Alter’s position as interim CEO concluded on January 22, 2009. Mr. Alter continues to serve as our Executive Chairman. Prior to our formation, Mr. Alter served from November 1999 through our initial public offering in 2004 as Chief Executive Officer of one of our predecessor companies formed in 1985, which became a public company in August 1995. The public company, Sunstone Hotel Investors, Inc., commenced doing business in August 1995 upon its initial public offering. In November 1999, Mr. Alter participated in a management-led buyout to take that company private. He has been an owner of hotels since 1976, is a past president of the Holiday Inn Franchise Association and a past member of the Marriott Franchise board and is a member of YPO/WPO, a member of the Real Estate Roundtable and former Chairman of the Governmental Affairs Committee of the American Hotel & Lodging Association. Mr. Alter also serves as a director of the Capistrano Valley Symphony. Mr. Alter holds a B.S. degree in Hotel Administration from the Cornell School of Hotel Administration.

The following experience, qualifications, attributes and/or skills led our Board of Directors to conclude that Mr. Alter should serve as a director: his professional background and experience, education, previously held chief executive level position at the Company, intimate knowledge of the Company’s hotels, relationships within the hospitality industry, prior Company board experience, and his extensive background and experience in hotels, finance and real estate development.

Z. Jamie Behar	Age: 52	Director

Ms. Behar has served as a director since October 26, 2004. Since October 2005, Ms. Behar has been Managing Director, Real Estate & Alternative Investments, for Promark Investment Advisors, Inc. (Promark, formerly known as General Motors Investment Management Corporation). From 1986 through October 2005, Ms. Behar was a Portfolio Manager with Promark. She manages Promark’s clients’ real estate investment portfolios, including both private market and publicly traded security investments, as well as their alternative investment portfolios, totaling approximately $9 billion. She is a member of Promark’s Management Committee and Investment Committee, and is Vice Chairman of the Promark Real Estate & Alternative Investment Approval Committee. Ms. Behar is a member of the Board of Directors of Desarrolladora Homex, S.A. de C.V., a publicly listed home development company located in Mexico (and for which she also serves on the audit committee), and serves on the advisory boards of several domestic and international private real estate investment entities. Ms. Behar holds a B.S.E. degree from The Wharton School of the University of Pennsylvania, an M.B.A. degree from the Columbia University Graduate School of Business and the CFA charter.

The following experience, qualifications, attributes and/or skills led our Board of Directors to conclude that Ms. Behar should serve as a director: her professional background and experience, extensive education, current and previously held senior-executive level positions, other company board experience, prior Company board experience, domestic and international real estate knowledge, and her extensive experience in investments in hotels and real estate in general.

Arthur L. Buser, Jr.	Age: 48	Director

Mr. Buser has served as our President and CEO and as a director since January 22, 2009. Mr. Buser joined the Company as President on July 21, 2008. For the 11 years prior to joining Sunstone, Mr. Buser served in a variety of roles at Jones Lang LaSalle Hotels Americas, or JLLH Americas, where he was most recently the Head of Global Hotel Capital Markets and in such capacity was responsible for oversight of hotel equity and debt transactions. Mr. Buser also previously served as a member of JLLH Americas’ Board of Directors and as President of Hotel Capital Markets. Mr. Buser holds a B.S. degree in Hotel Administration from the Cornell School of Hotel Administration, as well as an M.B.A. from The UCLA Anderson School of Management.

The following experience, qualifications, attributes and/or skills led our Board of Directors to conclude that Mr. Buser should serve as a director: his professional background and experience, extensive education, previously held senior-executive level positions, other company board experience, intimate knowledge of the Company’s hotels, employees, processes and controls, relationships among the hospitality industry, prior Company board experience, and his extensive background and experience in hotel and finance transactions.

Thomas A. Lewis, Jr.	Age: 57	Director

Mr. Lewis has served as a director since May 2, 2006. Mr. Lewis is Chief Executive Officer of Realty Income Corporation, a NYSE-listed real estate investment trust. Mr. Lewis is also Vice Chairman of the Board of Directors of Realty Income Corporation and has been a member of its Board of Directors since September 1993. He also serves as a director of Crest Net Lease, Inc., a subsidiary of Realty Income Corporation. He joined Realty Income Corporation in 1987 and served in a variety of executive positions, including Senior Vice President, Capital Markets until 1997, when he was named Chief Executive Officer. In 2000 and 2001 he also held the position of President. Prior to joining Realty Income Corporation, he was an executive with Johnstown Capital, a real estate investment company (1982 to 1987), an investment specialist with Sutro & Co., Inc. (1979- 1982), and in marketing with Procter & Gamble (1974 to 1979). Mr. Lewis has more than 20 years of experience directing public and private capital market transactions. Mr. Lewis holds a B.A. degree in Business Administration from Chaminade University of Hawaii.

The following experience, qualifications, attributes and/or skills led our Board of Directors to conclude that Mr. Lewis should serve as a director: his professional background and experience, education, previously held senior-executive level positions, other public company board experience, prior Company board experience, his extensive background and experience with REITs and his background and experience in real estate and finance transactions.

Keith M. Locker	Age: 49	Director

Mr. Locker has served as a director since May 2, 2006. From December 2006-2007, Mr. Locker was a director of The Mills Corporation, a publicly traded retail mall REIT, where he was chairman of the compensation committee. He also served as a director of Glenborough Realty Trust, a publicly traded office REIT, where he was a member of the audit and compensation committees. Additionally, since March 2004, Mr. Locker has been a director if IVP Securities, LLC. Moreover, since September 2003, Mr. Locker has been President of Inlet Capital LLC, an investment and asset management firm focused on the commercial real estate industry, and President and Managing Member of COP Holdings, LLC, an investment firm focused on factory retail outlet centers. In addition, since February 2003, Mr. Locker has been President of Global Capital Resources LLC and GCR Advisors Inc., which companies together are the Co- General Partner and Co- Advisor, respectively, to the NYLIM-GCR Fund-1 2002 L.P., which provides fixed and variable rate senior and subordinate mortgages. Mr. Locker was previously a Managing Director in the Real Estate Investment Banking Group at Deutsche Bank Securities, Inc. from September 2000 to February 2003. Prior to joining Deutsche Bank in 2000, Mr. Locker was Senior Managing Director at Bear, Stearns & Co. Inc., responsible for Real Estate Investment Banking. Mr. Locker has more than 25 years of major national market experience in real estate finance, private placement, capital markets and transaction structuring and risk management. Mr. Locker earned a B.S./B.A. from Boston University School of Management in 1983 and an M.B.A. from the Wharton School in 1988. Mr. Locker is Trustee of the National Jewish Center, and is a member of NAREIT, Urban Land Institute, Commercial Mortgage Securities Association, International Council of Shopping Centers, The Wharton School Zell-Lurie Real Estate Center, Fisher Center for Real Estate and Urban Economics and numerous philanthropic and community organizations.

The following experience, qualifications, attributes and/or skills led our Board of Directors to conclude that Mr. Locker should serve as a director: his professional background and experience, previously held senior-executive level positions, other public company board experience, prior Company board experience, and his extensive finance and accounting and real estate investment and asset management experience.

Keith P. Russell	Age: 64	Director

Mr. Russell has served as a director since October 26, 2004. Since June 2001, Mr. Russell has been President of Russell Financial, Inc., a strategic and financial consulting firm serving businesses and high net worth individuals. Mr. Russell is retired as the Chairman of Mellon West and the Vice Chairman of Mellon Financial Corporation, in which capacities he served from May 1996 until March 2001. From September 1991 through April 1996, Mr. Russell served in various positions at Mellon, including Vice Chairman and Chief Risk Officer of Mellon Bank Corporation and Chairman of Mellon Bank Corporation’s Credit Policy Committee. From 1983 to 1991, Mr. Russell served as President and Chief Operating Officer, and a director, of Glenfed/Glendale Federal Bank. Mr. Russell also serves on the Board of Directors of Nationwide Health Properties, Inc. (for which he also serves as chair of the audit committee and a member of the nominating and governance committee). From 2003 to 2008, Mr. Russell was a director of Countrywide Financial Corporation, where he was a member of the audit and ethics, credit, finance and special oversight committees. From 2002 to 2008 Mr. Russell was a director of Countrywide Bank (private) and from 2001 to 2007 he was a member of the UCLA Anderson Board of Visitors (non-profit). Mr. Russell has been a panelist at various conferences and seminars, addressing topics such as corporate governance and audit committee role. Mr. Russell holds a B.A. degree in Economics from the University of Washington and an M.A. degree in Economics from Northwestern University.

The following experience, qualifications, attributes and/or skills led our Board of Directors to conclude that Mr. Russell should serve as a director: his professional background and experience, extensive education, previously held senior-executive level positions, other public company board experience, prior Company board experience, his extensive experience in corporate risk, accounting and finance and general investment experience.

Lewis N. Wolff	Age: 74	Co-Chairman

Mr. Wolff has served as our Chairman since October 26, 2004, and since March 19, 2007, he has served as our Co-Chairman. Mr. Wolff has been Chairman of Wolff Urban Management, Inc. since 1980 and is also its Chief Executive Officer. Wolff Urban Management, Inc. is a real estate acquisition, investment, development and management firm. Mr. Wolff is also a co-founder of Maritz, Wolff & Co., a privately held hotel investment group that owns top-tier luxury hotels. In 2007, Mr. Wolff was also named Chairman and Chief Executive Officer of Wolff Urban Development, LLC, a private real estate and select business investment opportunity organization that invests in and develops commercial urban real estate, professional sports activities, luxury hotel and resort properties, hotel management companies and hospitality related assets. From December 2005 to September 2007, Mr. Wolff was a director of Maguire Properties, Inc. From 1999 to 2004, Mr. Wolff also served as Co-Chairman of Fairmont Hotels & Resorts, a hotel management company formed by Fairmont Hotel Management Company and Canadian Pacific Hotels & Resorts, Inc. In addition, Mr. Wolff acquired ownership of Major League Baseball’s Oakland Athletics in April 2005. Mr. Wolff also serves on the board of Bobrick Washroom Equipment, Inc., as well as First Century Bank, where he is a member of the compensation committee. Mr. Wolff holds a B.A. degree in Business Administration from the University of Wisconsin, Madison, and an M.B.A. degree from Washington University in St. Louis, Missouri.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Wolff should serve as a director: his professional background and experience, previously held senior-executive level positions, other company board experience, prior Company board experience, his entrepreneurial character, and his extensive background and experience in hotel and other commercial real estate transactions, development and management.

The Board of Directors recommends a vote FOR each of the nominees.

Proposal 2:

Ratification of the Audit Committee’s Appointment of

Independent Registered Public Accounting Firm

The Audit Committee has selected and appointed the firm of Ernst & Young LLP to act as our independent registered public accounting firm for the year ending December 31, 2010. Ernst & Young LLP audited the financial statements for us for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 and for the period October 26, 2004 through December 31, 2004 and for our predecessor for the period January 1, 2004 through October 25, 2004 and for the year ended December 31, 2003. Ratification of the appointment of Ernst & Young LLP requires a majority of the votes cast. Any shares not voted, whether by abstention, “broker non-vote” or otherwise, have no impact on the vote.

Although stockholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of Sunstone. If our stockholders do not ratify the Audit Committee’s selection, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit, Audit-Related, Tax and Other Fees

The aggregate fees billed for professional services provided by Ernst & Young LLP for 2009 and 2008 were as follows:

Type of Fees	2009	2008
Audit Fees	$782,812	$857,357
Audit-related Fees	—	24,000
Tax Fees	17,929	75,207
Other Fees	1,995	22,945

Total Fees	$802,736	$979,509

In the above table, in accordance with the definitions of the Securities and Exchange Commission, or the SEC, “audit fees” are fees paid by us to Ernst & Young LLP for the audit of our consolidated financial statements included in our annual report on Form 10-K and review of the unaudited financial statements included in our quarterly reports on Form 10-Q or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, including in connection with public offerings of securities. “Audit fees” also include fees paid by us to Ernst & Young LLP for the audit of our internal control over financial reporting. In 2009, audit fees consisted primarily of $631,281 for the full-year audit, quarterly reviews and the audit of our internal control over financial reporting and $151,531 for services related to statutory and regulatory filings. In 2008, audit fees consisted primarily of $802,357 for the full-year audit, quarterly reviews and the audit of our internal control over financial reporting and $55,000 for services related to public offerings.

“Audit-related Fees” are fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. In 2009, there were zero audit-related fees. In 2008, audit-related fees consisted of an audit of one hotel.

“Tax Fees” are fees billed by Ernst & Young LLP that relate to tax consulting and advisory services.

“Other Fees” are fees billed by Ernst & Young LLP to us for any services not included in the first three categories.

Pre-approval Policies and Procedures

Our Audit Committee has adopted a pre-approval policy requiring that the Audit Committee pre-approve all audit and permissible non-audit services to be performed by Ernst & Young LLP. Any proposed service that has received pre-approval but which will exceed pre-approved cost limits will require separate pre-approval by the Audit Committee. The Audit Committee has delegated to its chair the authority to grant the required approvals for all audit and permissible non-audit services to be performed by Ernst & Young LLP that do not exceed $75,000 for any one project, provided that the chair reports the details of the exercise of any such delegated authority at the next meeting of the Audit Committee. All services performed by the independent registered public accounting firm in 2009 were approved by the Audit Committee pursuant to its pre-approval policy.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP.

Proposal 3:

Approval of Amendments to the 2004 Long-Term Incentive Plan

The Board of Directors and the Compensation Committee have determined that it is in the best interest of the Company and its stockholders to amend the Company’s 2004 Long-Term Incentive Plan (the “LTIP”) (a) to increase the number of shares of common stock available for issuance from 3,850,000 to 6,050,000, or by 2,200,000 shares, and (b) to prohibit repricing of stock options and stock appreciation rights without the approval of a majority of the Company’s stockholders (the “LTIP Amendment”). In determining the increase to the number of authorized shares available for issuance under the LTIP, the Board of Directors and the Compensation Committee engaged The Schonbraun McCann Group LLP (“Schonbraun”), an independent executive compensation consultancy. Schonbraun performed various analyses, including application of tests utilized by RiskMetrics Group, to confirm that the proposed amendment meets the guidelines of various institutional investors. The Board of Directors and the Compensation Committee believe that both (a) the increase to the number of shares of common stock available for issuance under the LTIP, and (b) the addition of language to the LTIP prohibiting repricing of stock options and stock appreciation rights without the approval of a majority of the Company’s stockholders, are desirable to accomplish the objectives of the LTIP discussed below and are in the best interest of the Company’s stockholders.

The Board of Directors and the Compensation Committee have approved the LTIP Amendment substantially in the form attached hereto as Exhibit A to be effective as of the date of approval by the Company’s stockholders. The LTIP Amendment will not become effective unless stockholder approval is obtained at the 2010 annual meeting of stockholders. The principal features of the LTIP are summarized below and are qualified in their entirety by reference to the full text of the LTIP together with the LTIP Amendment (assuming stockholder approval of the LTIP Amendment). The LTIP may be obtained by writing to Sunstone Hotel Investors, Inc. at our principal executive office: 903 Calle Amanecer, Suite 100, San Clemente, California 92673-6212, Attention: Secretary.

Description of Plan

We adopted the LTIP and it became effective in October 2004 upon completion of our initial public offering. The purpose of the LTIP is to attract and retain our directors, executive officers and employees. The LTIP is administered by the Compensation Committee of the Board of Directors, which has broad powers to interpret and implement the plan.

Types of Awards

The LTIP provides for grants of incentive stock options (within the meaning of Section 422 of the Code), nonqualified stock options, stock appreciation rights, dividend equivalent rights, restricted stock, restricted stock units and other stock-based awards such as performance shares.

Shares Subject to the LTIP; Other Limitations on Awards

At the time of our initial public offering, we established the maximum number of shares of common stock issuable under the LTIP at 2,100,000. The Company’s stockholders approved an amendment to the LTIP at the Company’s 2007 annual meeting of stockholders, whereby the maximum number of shares of common stock issuable under the LTIP was increased from 2,100,000 to 3,850,000. As of March 12, 2010, 1,047,319 shares of our common stock have been awarded and have vested under the LTIP, 1,376,471 shares of our common stock have been awarded and remain unvested and 200,000 stock options have been awarded, vested and remain unexercised, leaving 1,226,210 shares of our common stock available for issuance under the LTIP. The stock options have an exercise price of $17.71 and a remaining term of approximately eight years. The Company is asking its stockholders to approve the LTIP Amendment providing for an increase in the number of shares of common stock available for issuance under the LTIP to a total of 6,050,000 shares, which would bring the number of shares available for future issuance to 3,426,210 shares. The Company intends to file with the SEC a Registration Statement on Form S-8 covering the additional shares of our common stock issuable under the LTIP as a result of the LTIP Amendment.

Shares that may be issued under the LTIP may be authorized but unissued shares of our common stock, treasury shares or shares otherwise acquired for the purposes of the LTIP. If any award is forfeited or is otherwise terminated or canceled without the delivery of shares of our common stock, if shares of our common stock are surrendered or withheld from any award to satisfy a recipient’s income tax or other withholding obligations, or if shares of our common stock owned by a recipient are tendered to pay the exercise price of awards, then such shares will again become available under the LTIP. The Compensation Committee has broad authority to adjust the terms of any outstanding awards and the number of shares of our common stock issuable under the LTIP for any increase or decrease in the number of issued shares of our common stock resulting from a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of our common stock, or any other event that the Compensation Committee determines affects our capitalization.

Eligibility

Awards may be made to any director, officer or employee, including any prospective employee, and to any consultant or advisor selected by the Compensation Committee.

Additional information about the LTIP and the types of awards provided by the LTIP is provided under the heading “Executive Officer Compensation—Compensation Discussion and Analysis” in this proxy.

Repricing

Presently, outstanding stock option and stock appreciation rights awarded under the LTIP are not expressly forbidden from being reduced in price per share or from being canceled in exchange for cash or another award when the price per share of such stock option or stock appreciation right exceeds the fair market value of the underlying shares of common stock of the Company. The LTIP Amendment will specifically prohibit the Company from repricing stock options and stock appreciation rights without the approval of a majority of the Company’s stockholders.

The Board of Directors recommends a vote FOR the approval of amendments to our 2004 Long-Term Incentive Plan (a) to increase the number of authorized shares to be issued under the 2004 Long-Term Incentive Plan by 2,200,000 shares and (b) to prohibit repricing of stock options and stock appreciation rights without the approval of a majority of the Company’s stockholders.

Corporate Governance

In light of applicable legal requirements, such as the Sarbanes-Oxley Act of 2002 and related rules promulgated by both the NYSE and the SEC, we provide the following discussion to inform you of our efforts to assure that we employ best practices in our corporate governance. A copy of our Corporate Governance Guidelines is available in the Investor Relations section of our website at www.sunstonehotels.com. In addition, a printed copy of the Corporate Governance Guidelines will be provided without charge upon request to Sunstone Hotel Investors, Inc., 903 Calle Amanecer, Suite 100, San Clemente, California 92673-6212, Attention: Secretary.

We have also established conflict of interest and other policies to serve the long-term interests of our stockholders and further align the interests of our directors and management with our stockholders.

Conflict of Interest Policy

We have adopted a policy which provides that the approval of our Nominating and Corporate Governance Committee is required for any transaction involving us and any of our directors, officers or employees, or any entity in which any of our directors, officers or employees is employed or has an interest of more than 5%.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which provides that directors, officers (including our CEO and all senior financial officers) and employees owe a duty to us to advance our business interests when the opportunity to do so arises. Among other things, our directors, officers and employees are prohibited from taking (or directing to a third party) a business opportunity that is discovered through the use of corporate property, information or position, unless we have already been offered the opportunity and turned it down, in which case our Nominating and Corporate Governance Committee must in any event approve the director, officer or employee interest therein. More generally, our directors, officers and employees are prohibited from using corporate property, information or position for personal gain. The Code of Business Conduct and Ethics is posted in the Investor Relations section of our website at www.sunstonehotels.com. In addition, a copy of the Code of Business Conduct and Ethics will be provided without charge upon request to Sunstone Hotel Investors, Inc., 903 Calle Amanecer, Suite 100, San Clemente, California 92673-6212, Attention: Secretary.

Independence of Directors and Committees

The Board of Directors has determined that a majority of the current Board of Directors is independent as defined under the NYSE’s rules and that a majority of the Board of Directors will be independent if the slate of directors up for election in Proposal 1 of this proxy statement are elected. Directors who serve on the Compensation Committee and the Nominating and Corporate Governance Committee are also subject to these independence requirements. Directors who serve on the Audit Committee are subject to these and additional independence requirements.

To be considered independent under the NYSE’s rules, the Board of Directors must determine that a director does not have a material relationship with Sunstone and/or its consolidated subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with any of those entities).

The Board of Directors undertook a review of the independence of the directors nominated for election at the upcoming annual meeting. During this review, the Board of Directors considered the transactions and relationships during the prior three years between each director or any member of his or her immediate family and Sunstone and its subsidiaries and affiliates as reported under “Certain Relationships and Related Transactions” below. The Board of Directors also examined transactions and relationships between directors or their affiliates and members of the senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that such director is independent.

As a result of this review, the Board of Directors affirmatively determined that Messrs. Lewis, Locker, Russell and Wolff and Ms. Behar are independent of Sunstone and its management under the independence standards of the NYSE.

The Board of Directors Leadership Structure

Mr. Alter serves as our Executive Chairman, Mr. Wolff as our non-executive Co-Chairman and Mr. Buser as our President and CEO. We believe this board leadership structure is best for the Company and our stockholders, as Mr. Wolff can wholly focus his efforts on running the Board of Directors and Mr. Alter can divide his time as needed to assist Mr. Wolff and Mr. Buser with board and Company matters, respectively. Furthermore, by having other directors share the role of chairman of the Board of Directors, Mr. Buser will focus his efforts on running the Company.

We believe our CEO and our Executive Chairman and Co-Chairman have an excellent working relationship that has allowed Mr. Buser to make a good transition into the role of CEO and will allow him to focus on the challenges that the Company is facing in the current business environment. By dividing the chairman and CEO roles, we ensure there is no duplication of effort between the respective positions. We believe this provides strong leadership for our Board of Directors, while also positioning our CEO as the leader of the Company in the eyes of our employees and other stakeholders.

Our Board of Directors has five independent members and two non-independent members, the Executive Chairman and the CEO. A number of the members of our Board of Directors are currently serving or have served as members of senior management of other public companies and have served as directors of other public companies. We have three board committees comprised solely of independent directors. We believe that the number of independent, experienced directors that make up our Board of Directors, along with the independent oversight of the Board of Directors by the non-executive Co-Chairman, provides our management with appropriate oversight, leadership and guidance.

Pursuant to our bylaws and our governance guidelines, our Board of Directors determines the best board leadership structure for the Company from time to time. As part of our annual board self-evaluation process, we evaluate our leadership structure to ensure that the Board of Directors continues to believe that it provides the optimal structure for the Company and stockholders. While we recognize that different board leadership structures may be appropriate for companies in different situations, we believe our current leadership structure, with Mr. Buser serving as CEO, Mr. Alter as Executive Chairman and Mr. Wolff as Co-Chairman, is the optimal structure for the Company at this time.

Risk Oversight

Our Compensation Committee oversees risk management as it relates to our compensation plans, policies and procedures and has met with management to review whether our compensation programs may create incentives to our employees to take excessive or inappropriate risks that could have a material adverse affect on the Company. We believe that features of our programs, including the mix of long- and short-term incentives and equity grants, as well as our internal financial and legal controls appropriately mitigate the risk of an employee taking action that harms the Company for short-term compensation benefits for the employee.

Our Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board of Directors. The Audit Committee receives reports from management at least quarterly regarding the Company’s assessment of risks. In addition, the Audit Committee reports regularly to the full Board of Directors, which also considers the Company’s risk profile. The Audit Committee and the full Board of

Directors focus on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensure that risks undertaken by the Company are consistent with the Board of Directors’ appetite for risk. While the Board of Directors oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that the Board of Directors leadership structure supports this approach.

Director Attendance at Meetings

Each of our directors is expected to attend each annual meeting of stockholders. Although our Board of Directors recognizes that conflicts may occasionally prevent a director from attending a Board of Directors or stockholder meeting, the Board of Directors expects each director to make every possible effort to keep such absences to a minimum. The Board of Directors held ten meetings and acted by written consent on eight occasions in 2009. During that period, all directors attended at least 75% of the aggregate of the meetings of the Board of Directors and all committees of the Board of Directors on which they served during the periods in which they served. In addition, all of our directors, except Mr. Wolff, attended our annual meeting of stockholders in 2009.

Stockholder Communication with the Board and Non-Employee Directors

Stockholders may communicate any matters they wish to raise with the directors by writing to the Board of Directors, Sunstone Hotel Investors, Inc., 903 Calle Amanecer, Suite 100, San Clemente, California 92673-6212, Attn: Secretary. Stockholders should provide proof of stock ownership with their correspondence. All communications from verified stockholders will be received and processed by the Secretary and then directed to the appropriate member(s) of the Board of Directors.

In addition, any interested party who wishes to communicate directly with our non-employee directors may contact Mr. Wolff, our Co-Chairman, at the mailing address of the Company’s executive offices at 903 Calle Amanecer, Suite 100, San Clemente, California 92673-6212. All communications will be received and processed by the Secretary and then directed to the appropriate non-employee director(s).

Committees of the Board of Directors

Committees

Our Board of Directors has established a number of committees, including the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee, each of which is briefly described below. Each of our committees has a charter, current copies of which may be viewed in the Investor Relations section of our website at www.sunstonehotels.com. In addition, printed copies of our committee charters will be provided without charge upon request to Sunstone Hotel Investors, Inc., 903 Calle Amanecer, Suite 100, San Clemente, California 92673-6212, Attention: Secretary.

Compensation Committee

The Compensation Committee determines compensation and benefits for all executive officers, oversees our equity compensation plans and assists in the establishment of policies applicable to employees generally. The members of the Compensation Committee are independent directors as required by the listing standards and rules of the NYSE, are “non-employee” directors within the meaning of Section 162(m) of the Code and the applicable rules of the SEC and are non-employee directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. The current members of our Compensation Committee are Keith P. Russell and Lewis N. Wolff. Mr. Wolff is the chair. The Compensation Committee held five meetings and acted by written consent on two occasions during 2009. The Company expects that after the annual meeting, the Compensation Committee members will remain the same.

Audit Committee

Our Board of Directors has adopted an Audit Committee charter, which defines the Audit Committee’s purposes to include oversight of:

*	the integrity of our financial statements;

*	our compliance with legal and regulatory requirements;

*	the independent auditors’ qualifications and independence;

*	the performance of the independent auditors and our internal audit function; and

*	preparation of an audit committee report as required by the SEC for inclusion in our annual proxy statement.

All of the members of the Audit Committee are financially literate within the meaning of the listing standards and rules of the NYSE. At least one member is an audit committee financial expert as that term is defined by applicable rules of the SEC, and at least one member possesses accounting and financial management expertise within the meaning of the listing standards and rules of the NYSE. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the rules of both the NYSE and the SEC.

The current members of our Audit Committee are Thomas A. Lewis, Keith M. Locker and Keith P. Russell. Mr. Locker is the chair. The Audit Committee held four meetings during 2009. We expect that after the annual meeting, the Audit Committee members will remain the same. The Audit Committee charter is attached hereto as Exhibit B.

Audit Committee Financial Expert

The Board of Directors has determined that each of Keith M. Locker and Keith P. Russell is qualified as an audit committee financial expert within the meaning of SEC regulations. In making this determination, the Board considered the following qualifications: (a) understanding of generally accepted accounting principles, or GAAP; (b) ability to apply GAAP to accounting for estimates, accruals and reserves; (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the issues likely to be raised by our financial statements, or experience actively supervising persons engaged in these activities; (d) understanding of internal control over financial reporting; and (e) understanding of audit committee functions.

Nominating and Corporate Governance Committee

The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility to select, or to recommend to the Board of Directors, nominees for election at any annual meeting, or any special meeting of stockholders, and any person to be considered to fill a vacancy or a newly created directorship that is the result of any increase in the authorized number of directors. The Nominating and Corporate Governance Committee is also responsible for nominating board committee members, reviewing our corporate governance guidelines, assisting with the annual evaluation of the Board of Directors and approving certain transactions involving a conflict of interest. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is independent within the meaning of the listing standards of the NYSE.

In connection with its annual process for identifying directors to nominate or renominate, or to be recommended to the Board of Directors for nomination or renomination, the Nominating and Corporate Governance Committee seeks to determine whether the proposed candidate demonstrates an ability and willingness to:

*	maintain the highest personal and professional ethics, integrity and values;

*	represent the long-term interests of stockholders;

*	exercise independence of thought, objective perspective and mature judgment;

*	constructively challenge ideas and assumptions;

*	understand our business operations and objectives and provide thoughtful and creative strategic guidance;

*	contribute to the ongoing development and effective functioning of the Board of Directors;

*	dedicate sufficient time, energy and attention to ensure the diligent and thoughtful performance of his or her duties; and

*	demonstrate sincere commitment to our long-term success and the achievement of its objectives.

Additionally, in reviewing the qualifications of particular candidates, the Nominating and Corporate Governance Committee may choose to recommend individuals who can contribute an important, special or unique skill, expertise or perspective to the Board of Directors. The Nominating and Corporate Governance Committee also reviews the results of the self-evaluations provided by the directors with respect both to the Board of Directors and the individual directors and considers these results in light of the criteria for individual directors and objectives of the Board of Directors. Based on this process, the Nominating and Corporate Governance Committee is able to recommend, among other things, whether the existing Board of Directors contains the appropriate size, structure and composition, whether some or all of the incumbent directors should be recommended to the Board of Directors for re-nomination, and whether the Board of Directors should be enlarged to include additional directors.

If the Board of Directors determines to seek additional directors for nomination, the Nominating and Corporate Governance Committee will consider as potential director nominees candidates recommended by various sources, including any member of the Board of Directors or senior management. The Nominating and Corporate Governance Committee may also retain a third-party search firm to identify candidates. The Nominating and Corporate Governance Committee also considers recommendations for nominees that are timely submitted by stockholders and only if such recommendations are delivered in the manner prescribed by the advance notice provisions contained in Article II, Section 2.11 of our bylaws for stockholder proposals. (See “Stockholder Proposals for the 2011 Annual Meeting.”) In addition to satisfying the timing, ownership and other requirements specified in Article II, Section 2.11 of the bylaws, a stockholder’s notice must set forth as to each person whom the stockholder proposes to recommend that the committee nominate for election to the Board of Directors all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, pursuant to Regulation 14A under the Exchange Act and our bylaws (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected). Properly communicated stockholder recommendations will be considered in the same manner as recommendations received from other sources.

The current members of our Nominating and Corporate Governance Committee are Z. Jamie Behar, Keith M. Locker and Lewis N. Wolff. Mr. Wolff is the chair. The Nominating and Corporate Governance Committee held one meeting during 2009. We expect that after the annual meeting, the Nominating and Corporate Governance Committee members will remain the same.

Committee Membership

The table below summarizes current membership information for each of the Board of Directors committees:

	Compensation		Audit		Nominating and Corporate Governance
Mr. Alter
Ms. Behar					X
Mr. Buser
Mr. Lewis			X
Mr. Locker			X	*	X
Mr. Russell	X		X
Mr. Wolff	X	*			X	*

*	Chair

The table below summarizes expected membership information for each of the Board of Directors committees assuming that the nominees listed in Proposal 1 are elected as directors at the annual meeting:

	Compensation		Audit		Nominating and Corporate Governance
Mr. Alter
Ms. Behar					X
Mr. Buser
Mr. Lewis			X
Mr. Locker			X	*	X
Mr. Russell	X		X
Mr. Wolff	X	*			X	*

*	Chair

Meetings of Non-Employee Directors

Ms. Behar and Messrs. Lewis, Locker, Russell and Wolff are currently our non-employee directors. The non-employee directors held four meetings in 2009. Following the annual meeting, we expect that our non-employee directors will be Ms. Behar and Messrs. Lewis, Locker, Russell and Wolff, and that Mr. Wolff will be selected to preside over executive sessions of the non-employee directors.

Report of the Audit Committee of the Board of Directors

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of Sunstone’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference.

The purpose of the Audit Committee of Sunstone Hotel Investors, Inc., or Sunstone, is to assist the Board of Directors in its oversight of (i) the integrity of Sunstone’s financial statements, (ii) Sunstone’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence and (iv) the performance of the independent auditors and Sunstone’s internal audit function; to retain Sunstone’s independent auditors and to prepare this report. As set forth in the Audit Committee charter, which is attached hereto as Exhibit B and which may be found in the Investor Relations section of Sunstone’s website at www.sunstonehotels.com, management of Sunstone is responsible for the preparation, presentation and integrity of Sunstone’s financial statements and Sunstone’s accounting and for ensuring that financial reporting principles and internal controls and procedures are designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing Sunstone’s financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles.

In performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, Communication with Audit Committees. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from Sunstone and its management, including the matters in the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board.

The members of the Audit Committee are not full-time employees of Sunstone and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent accountants. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with U.S. generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors the inclusion of the audited financial statements in Sunstone’s 2009 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Keith M. Locker, Chair

Thomas A. Lewis

Keith P. Russell

February 17, 2010

Compensation of Directors

During 2009, each of our independent directors was entitled to receive an annual cash retainer of $30,000 (payable in quarterly installments), an annual stock grant of shares having a value equal to $60,000 for serving on our Board of Directors, and an attendance fee paid in cash of $1,500 per meeting of our Board of Directors if the meeting was attended in person or $500 if the meeting was attended telephonically. Pursuant to an arrangement with Ms. Behar’s employer, all director fees for Ms. Behar (including the value of the annual stock grant and attendance fees), which amounted to $99,500 in 2009, are paid in cash to her employer.

In addition, during 2009, each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee was entitled to an attendance fee of $1,500 per committee meeting or $500 if the meeting was attended telephonically. The chair of our Audit Committee received $15,000, the chair of our Compensation Committee received $7,500 and the chair of our Nominating and Corporate Governance Committee received $7,500, in each case in cash payable in quarterly installments.

Directors are also entitled to reimbursement for expenses incurred in fulfilling their duties as our directors and receive complimentary hotel rooms at our hotels and resorts when on personal travel. In certain circumstances, directors may also receive such complimentary hotel rooms at the Company’s hotels for one year following their retirement or resignation from the Board of Directors.

2009 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		All Other Compensation ($)(3)	Total ($)
Z. Jamie Behar	—	—		—	—
Thomas A. Lewis	42,500	110,278	(2)	2,558	155,336
Keith M. Locker	60,500	110,278	(2)	3,188	173,966
Keith P. Russell	48,000	110,278	(2)	2,593	160,871
Lewis N. Wolff	57,500	110,278	(2)	2,488	170,266

(1)	The amounts in this column represent the grant date fair value for grants of restricted stock made to the director.
(2)	Each of our independent directors was entitled to receive, among other compensation, an annual stock grant of shares having a value equal to $60,000 for serving on our Board of Directors. To determine the number of restricted shares granted, the dollar amount is divided by the average closing price of the Company’s stock over the 20 trading days ending three business days prior to the grant date. Accordingly, based on a grant date of May 7, 2009 and the average closing price of the Company’s common stock over the 20 trading days ending three days prior to such date (which average price was $3.64), each of the independent directors was granted 16,484 shares of restricted stock, with a grant date fair value of $110,278. The grant date fair value of the restricted stock awards granted to our independent directors equals the number of shares of restricted stock (16,484) multiplied by the closing common share price of $6.69 on the NYSE on the date of the grant (May 7, 2009).
(3)	Represents dividends received on unvested restricted stock during the calendar year 2009 and the cost to the Company for complimentary hotel rooms received at Company hotels.

Executive Officers

The following sets forth biographical information regarding our executive officers as of February 18, 2010, other than Messrs. Alter and Buser, whose biographical information is set forth above under “Proposal 1: Election of Directors.”

Kenneth E. Cruse, 41, is our Executive Vice President and Chief Financial Officer, or CFO. Mr. Cruse joined us in April 2005 as Senior Vice President – Asset Management, and was appointed Senior Vice President – Corporate Finance on September 1, 2006, Senior Vice President and CFO on January 1, 2007 and Executive Vice President and CFO on February 18, 2010. Since December 2007, Mr. Cruse has been a director of BuyEfficient, LLC, a 50% owned subsidiary of the Company. For the eight years prior to joining Sunstone, Mr. Cruse worked in a variety of roles for Host Marriott Corporation, the predecessor of Host Hotels and Resorts, Inc., most recently as Vice President, Corporate Finance. Mr. Cruse holds a B.S. degree from Colorado State University and an M.B.A. degree from Georgetown University.

Marc A. Hoffman, 52, is our Executive Vice President and Chief Operating Officer, or COO. Mr. Hoffman joined us in June 2006 as Vice President – Asset Management, and was appointed Senior Vice President – Asset Management in January 2007 and Executive Vice President and Chief Operating Officer on February 18, 2010. For the twenty-seven years prior to joining Sunstone, Mr. Hoffman served in various positions at Marriott International, Inc., including General Manager of The Vail Marriott, General Manager of Marriott’s Harbor Beach Resort and Spa, Marriott Market Manager for Fort Lauderdale, General Manager of The Ritz-Carlton Palm Beach (where under Mr. Hoffman’s leadership, the hotel obtained the Mobil 5 Star Award), and most recently as Vice President and Managing Director of Grande Lakes Orlando, which included the 1,000-room JW Marriott, the 584-room Ritz-Carlton Resort and Spa, and The Ritz-Carlton Golf Club. Mr. Hoffman holds an AOS degree from The Culinary Institute of America and a B.A. degree from Florida International University.

Executive Officer Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains our compensation philosophy and policies that apply to our executive officers, including our named executive officers listed in the Summary Compensation Table below, or the Named Executive Officers. It explains the structure and rationale associated with each material element of the compensation program for our executive officers, describes the actual compensation paid to our Named Executive Officers for 2009, and provides important context for the more detailed disclosure relating to our Named Executive Officers in the compensation tables following this Compensation Discussion and Analysis.

During 2009, we had several developments in the composition of our senior management team. Mr. Buser, our President since July 21, 2008, was appointed CEO, effective January 22, 2009. Simultaneously with Mr. Buser’s appointment to CEO, Mr. Alter relinquished his position as interim CEO, and currently serves as our Executive Chairman. Effective May 15, 2009, Christopher M. Lal, our General Counsel since November 2007, was terminated in connection with certain changes to our corporate organizational structure.

This Compensation Discussion and Analysis contains statements regarding Company performance targets and goals. These targets and goals are disclosed in the limited context of our executive compensation programs and should not be understood to be statements of management’s future expectations or estimates of future results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Compensation Philosophy and Objectives

The Compensation Committee seeks to attract, motivate and retain Sunstone’s executive officers through competitive compensation arrangements that, within appropriate risk parameters, provide strong financial incentives for the executive officers to maximize stockholder value.

Our executive compensation program is designed to reward performance relative to financial and other metrics that we believe will result in favorable total stockholder returns, both in terms of absolute appreciation in the value of our shares, and in terms of relative performance as compared to our peers, taking into consideration our competitive position within the real estate industry and each executive’s long-term career contributions to the Company.

In order to achieve these compensation objectives, the Compensation Committee has established a compensation structure that primarily rewards our executives for performance relative to financial metrics and other financial indicators that we believe are related to maximizing stockholder value in our industry. The Compensation Committee has also designed the compensation program to reward our executive officers at levels that the Compensation Committee generally believes to be competitive for companies in its industry, including in part as a result of the review of executive officer compensation levels at certain companies in a peer group, as identified below. These compensation objectives are also furthered by the compensation program providing that a significant amount of the executive officer’s total compensation will be variable and will be awarded by reference to these key financial metrics and other financial indicators.

To implement these compensation objectives, the executive compensation program for fiscal year 2009 generally consisted of a combination of:

*	annual base salary;

*	annual cash incentive bonus;

*	annual equity incentive awards with a three-year vesting period; and

*	health and welfare programs and certain perquisites.

Implementation of our Compensation Philosophy and Objectives

Compensation Committee

The Compensation Committee assists the Board of Directors in discharging the Board of Directors’ responsibilities relating to compensation of our executive officers. It evaluates and recommends to the Board of Directors appropriate policies and decisions relative to executive officer benefits, bonus, incentive compensation, severance, and equity-based or other compensation plans. It also oversees preparation of executive compensation disclosures for inclusion in our proxy statement and assists management in regulatory compliance with respect to compensation matters. The members of the Compensation Committee in 2009 were Keith P. Russell and Lewis N. Wolff, each of whom is “independent” within the meaning of the listing standards of the NYSE, is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and is an “outside director” within the meaning of Section 162(m) of the Code.

The Compensation Committee exercises independent discretion and judgment in making compensation decisions after evaluating the Company’s performance, the executive’s past performance, including the extent to which the executive has met or exceeded specified targets or affected the Company’s performance, and the executive’s long-term potential to enhance stockholder value. In connection with the executive compensation determination process, the Compensation Committee seeks input from the CEO regarding the compensation of the executive officers other than the CEO. Although the Compensation Committee discusses the CEO’s compensation with him, the CEO does not provide recommendations for changes in his own compensation, and final deliberations and all votes regarding the recommendation of his compensation to the full Board of Directors are made in executive sessions, without the CEO present. Only Compensation Committee members vote on recommendations to the full Board of Directors regarding changes in executive compensation.

As described in more detail below, compensation for fiscal year 2009 for each of our executive officers was determined by the Compensation Committee based upon a review of the Company’s performance, the individual performance of each such executive officer, total compensation paid by the Company to each executive officer in prior years, and, in certain instances, taking into account certain peer group information provided in a compensation consultant’s report. The Compensation Committee’s analysis is discussed below in the context of each element and amount of compensation.

The annual cash incentive bonus and equity incentive awards for a fiscal year are typically paid in the first quarter of the subsequent fiscal year, when audited financial statements for such fiscal year become available for the Company. For example, in February 2010, we paid the 2009 cash incentive bonuses and issued long-term equity incentive awards to the Named Executive Officers with respect to the Company’s performance for fiscal year 2009.

Consultants

We generally do not make regular use of compensation consultants. However, in connection with compensation decisions made in 2009, our Compensation Committee referred to a report prepared by Schonbraun in connection with our management restructuring in 2006. At that time, Schonbraun was asked to report to the Compensation Committee on market data on executive pay levels and incentive program designs, to recommend compensation levels for our executive officers and to recommend modifications to the Company’s existing annual and long-term incentive plan designs. In prior years, the Compensation Committee used Schonbraun’s report to assist it in developing specific elements and levels of compensation for our senior management members. Although the Compensation Committee continues to refer to the Schonbraun report, the Compensation Committee takes into account the age of the report and the changes in the economy and the industry since the time the report was issued. Schonbraun was also retained in 2009 to assist in evaluating compensation levels for some executives for 2010 in light of their increased responsibilities.

Peer Group Information

In connection with its engagement in 2006, Schonbraun provided certain market data on executive pay levels for a group of peer companies and compared our 2006 executive compensation levels with this peer group information. The peer group companies were selected by Schonbraun based on their market size, geographic location, property type and asset quality. The peer group companies for purposes of Schonbraun’s 2006 review of executive compensation consisted of the following:

*	Ashford Hospitality Trust, Inc.

*	Choice Hotels International

*	DiamondRock Hospitality Company

*	Equity Inns, Inc.

*	Felcor Lodging Trust Incorporated

*	Gaylord Entertainment Company

*	Highland Hospitality Corporation

*	Hilton Hotels Corp.

*	Host Hotels & Resorts, Inc.

*	Innkeepers USA Trust

*	LaSalle Hotel Properties

*	MeriStar Hospitality Corporation

*	Starwood Hotel & Resorts Worldwide

*	Strategic Hotels & Resorts, Inc.

*	Winston Hotels, Inc.

Other than in connection with the Schonbraun engagement, as a general matter, our Compensation Committee has not engaged in benchmarking of compensation of our executive officers against other companies, but instead has relied on its own experience and judgment with respect to determining the competitiveness of Sunstone’s compensation arrangements. In addition, with respect to the peer group information provided by Schonbraun, the Compensation Committee used that information in a subjective manner in its evaluation of and in making decisions concerning executive compensation as more particularly described, where applicable, below.

Tax Considerations

We take into account tax implications in the design of our executive compensation program. For example, pursuant to Section 162(m) of the Code, publicly traded companies may not deduct, in any taxable year, compensation in excess of $1,000,000 paid to their chief executive officer and each of the next three most highly compensated executive officers as of the end of any fiscal year (other than the chief financial officer) unless that compensation qualifies as “performance-based compensation” as defined in Section 162(m). The Compensation Committee believes that it is in the best interests of the Company and its stockholders to comply with the limitations of Section 162(m) of the Code to the extent practicable and consistent with retaining, attracting and motivating the Company’s Named Executive Officers. The Executive Incentive Plan provides for the payment of annual incentive compensation in the form of cash bonuses or equity awards granted under the LTIP which is generally intended to qualify as “performance-based” compensation under Section 162(m). Nevertheless, there can be no assurance that our incentive compensation will be treated as “performance-based compensation” under

Section 162(m). In addition, the Compensation Committee has reserved the right to pay executives compensation that may be subject to the deduction limit under Section 162(m) when the Compensation Committee believes that such compensation is appropriate, consistent with the Compensation Committee’s philosophy and in our and our stockholders’ best interests.

Section 409A of the Code

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, we design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, in a manner intended either to be exempt from, or to satisfy the requirements of, Section 409A.

Section 280G of the Code

Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Code imposes a 20 percent penalty on the individual receiving the excess payment. Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers, our compensation committee considers all elements of the cost to our Company of providing such compensation, including the potential impact of Section 280G. However, our compensation committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.

Accounting Standards

Accounting Standards Codification Topic 718, Compensation—Stock Compensation (referred to as ASC Topic 718), requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock, restricted stock units and performance units under our equity incentive award plan will be accounted for under ASC Topic 718. Our Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Elements of Executive Compensation

We use a portfolio of pay components to accomplish our compensation philosophy and objectives discussed above. Our executive compensation program consists of the following components:

*	Annual Base Salary—fixed base pay that reflects each executive’s position and individual performance.

*	Annual Cash Incentive Bonuses—variable cash awards based on performance and responsibility level to compensate each executive officer for achieving our annual financial goals and implementing our long-term plans and strategies.

*	Annual Equity Incentive Awards—variable equity awards also granted based on such performance and responsibility levels and designed to foster retention and align the executive officer’s interests with the long-term interests of our stockholders.

*	Perquisites—perquisites consistent with industry practices in comparable REITs, as well as broad-based employee benefits such as medical, dental, vision, life insurance and disability coverage.

Annual Base Salary

The annual base salary component of an executive officer’s compensation is intended to provide a reasonable standard of living and a base wage at levels believed by the Compensation Committee to be competitive. The Compensation Committee reviews base salaries annually, but base salaries are not automatically increased pursuant to pre-determined formulas or otherwise (other than annual cost-of-living increases provided pursuant to certain of our executives’ employment agreements) and may not be increased if, among other things, the Compensation Committee believes that other elements of compensation are more appropriate in light of the Company’s stated objectives. This strategy is consistent with the Company’s primary goal of offering compensation that is intended to incentivize an executive officer to seek to maximize stockholder returns and that is contingent on the achievement of performance objectives. Each executive officer’s base salary serves as the base amount for determining annual cash and equity incentive award opportunities, which are calculated as percentages of such executive’s base salary.

The base salary of each of our executive officers is based on the review of the Compensation Committee described above and the following:

*	an assessment of the scope of the executive officer’s responsibilities and leadership;

*	the executive officer’s expertise and experience within the industry;

*	the Company’s overall financial and business performance; and

*	the executive officer’s contributions to the Company.

This determination is not formulaic and is not based on specific Company or individual performance targets objectives, but rather is subjective and made in light of our compensation philosophy and objectives described above. In light of market conditions and the overall economic environment during 2009, none of our named executive officers received a salary increase during 2009. In addition, based on similar considerations, Mr. Alter agreed to a decrease of $100,000 in salary in 2010, lowering his total 2010 annual salary to $186,000, and Mr. Buser agreed not to receive a salary increase for 2010. The following is a discussion of the base salary determinations for each of our Named Executive Officers.

Robert A. Alter. From January 1, 2008 to July 20, 2008, Mr. Alter’s annual base salary in his capacity as our Executive Chairman was $275,000. After Mr. Alter’s appointment to interim CEO, effective March 21, 2008, his employment agreement was amended to increase his annual base salary to $475,000 effective July 21, 2008. Upon Mr. Buser’s appointment to CEO, effective January 22, 2009, Mr. Alter’s annual base salary was returned to $286,000, pursuant to the terms of his employment agreement, reflecting a cost-of-living increase of 4% to his original base salary of $275,000. Effective February 22, 2010, Mr. Alter’s base salary was decreased to $186,000.

Arthur L. Buser, Jr. From July 21, 2008 to January 21, 2009, during which time Mr. Buser served as the Company’s President, his annual base salary was $425,000. Upon Mr. Buser’s appointment to CEO, effective January 22, 2009, his annual base salary was increased from $425,000 to $650,000, pursuant to the terms of his employment agreement. Mr. Buser’s base salary for 2010 is $650,000.

Kenneth E. Cruse. Mr. Cruse’s base salary for 2009 was $294,193, the same base salary paid to Mr. Cruse as of December 31, 2008. Mr. Cruse’s annual base salary was increased to $350,000, effective February 22, 2010, representing an increase of approximately 19.0%.

Marc A. Hoffman. Mr. Hoffman’s base salary for 2009 was $301,069, the same base salary paid to Mr. Hoffman as of December 31, 2008. Mr. Hoffman’s annual base salary was increased to $350,000, effective February 22, 2010, representing an increase of approximately 16%.

Christopher M. Lal. Mr. Lal’s base salary for 2009 was $265,000, the same base salary paid to Mr. Lal as of December 31, 2008. Mr. Lal’s employment at the Company ended on May 15, 2009.

Annual Cash Incentive Bonuses and Equity Incentive Awards

We use annual cash incentive bonus and equity incentive awards to further motivate executive officers by establishing a relationship between the bonuses and awards and the performance of the Company and the executive officer. All of our executive officers are eligible to participate in the Executive Incentive Plan. We believe that tying our executive officers’ cash bonus and long-term equity compensation to the quantitative metrics discussed below provides a strong financial incentive to maximize stockholder value.

The annual cash incentive bonus and equity incentive awards granted under the Executive Incentive Plan are intended to compensate our executive officers for achieving our annual financial goals at both the corporate and hotel asset levels and for implementing long-term plans and strategies. The annual cash incentive bonus and annual equity incentive award program is based on performance and responsibility level rather than on the basis of seniority, tenure or other entitlement. Each year, the Compensation Committee establishes performance-based criteria, both corporate and individual, for each Named Executive Officer, and the level of achievement of those criteria determines the size of the annual bonuses and awards made to the Named Executive Officer in the next calendar year. This performance-based program encourages our officers to continually improve their capabilities to enhance performance and deliver positive business results.

The annual equity incentive awards are also intended to encourage ownership, foster retention and align the executive officers’ interests with the long-term interests of our stockholders. Historically, we have used restricted stock awards that are granted based on achievement of pre-established performance goals and generally vest over a three-year period. We use restricted stock for these awards in order to confer the full value of the equity because these awards are granted in respect of prior attainment of performance objectives, but we subject these awards to three-year vesting to provide retention and integrity incentives. Because the awards are only granted if certain performance criteria are met, we generally do not utilize additional performance-based criteria in connection with the vesting of these awards.

As described further below, the Compensation Committee sets the target annual cash incentive bonus and equity incentive award levels for each Named Executive Officer based on the achievement of objective corporate performance criteria as well as subjective individual performance criteria. The amounts of the awards are set at levels designed to provide the executives with a significant incentive to enhance stockholder value. Accordingly, as discussed below, the target annual incentive cash bonus and target annual equity incentive award for each executive officer are set at levels that represent a significant percentage of such officer’s overall compensation arrangements.

Criteria and Metrics for 2009 Incentive Compensation. In the first quarter of 2009, the Compensation Committee established quantitative and qualitative performance measures for both the annual cash incentive bonuses and the annual equity incentive awards. The Compensation Committee determined that the amounts of the bonuses and awards to each Named Executive Officer would be based on the following three components, each weighted as described: (1) 25% based on return on investment, (2) 25% based on adjusted funds from operations, or adjusted FFO, per share (as described below), and (3) 50% based on subjective and objective measures of the officer’s individual performance. Adjusted FFO is the net income (loss) computed in accordance with GAAP, excluding gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustment for unconsolidated partnerships, joint ventures, prepayment penalties, written-off deferred financing costs, impairment losses and other identified adjustments. The weighting established by the Compensation Committee reflects its subjective analysis of the appropriate amount of emphasis to place on both objective corporate and subjective individual goals, and not any pre-determined formula or methodology. The Compensation Committee may adjust criteria to account for material intra-year transactions and circumstances.

For each of these three components, the Compensation Committee established four achievement levels—“Threshold,” “Target,” “High” and “Superior,” and for each achievement level, a corresponding multiple. For any of the three components, the amount granted to the applicable Named Executive Officer was the product of (a) his base salary, (b) the weighting for that component as described above and (c) the multiple corresponding to his level of achievement.

Return on Investment. The primary objective of the return on investment component is to measure the financial performance of the Company’s gross investment in hotels, joint ventures and related businesses owned for the entire subject year. Any intra-year acquisitions or dispositions are excluded from the calculation. Return on investment is calculated as In Place EBITDA/In Place Assets, where:

*	In Place EBITDA is equal to the sum of all corporate earnings before interest, taxes, depreciation and amortization, or EBITDA, from hotels owned for the entire subject year, joint venture interests and other related businesses, and excludes corporate overhead and interest income, but includes any performance guaranty payments; and

*	In Place Assets is equal to the gross investment in hotel properties, joint ventures and other related businesses (in service and before depreciation) as of December 31 of the preceding year and owned for the entire subject year.

The Compensation Committee determined that for fiscal year 2009, the range for return on investment should be as described in the table below. The Compensation Committee set these levels such that the “Threshold” equals a minimally-expected ratio of EBITDA to invested capital for a stabilized portfolio of hotel assets, the “Target” level equates to a typically expected ratio of EBITDA to invested capital for a stabilized portfolio of hotel assets, the “High” level equates to an above-average ratio of EBITDA to invested capital for a stabilized portfolio of hotel assets and the “Superior” level equates to a well-above average ratio of EBITDA to invested capital for a stabilized portfolio of hotel assets.

Adjusted FFO Per Share. The primary objective of the adjusted FFO per share component is to measure management’s ability to budget appropriately and oversee the financial performance of the Company. We adjust FFO for items including, but not limited to, write-off of deferred financing fees, prepayment penalties, gains and losses on extinguishment of debt, goodwill and other impairments, along with adjustments relating to prior periods. In 2009, we adjusted FFO for the write-off of deferred financing fees, default rate interest, loan penalties and fees, gains on extinguishment of debt, property and goodwill impairment losses and bad debt expense on a corporate note receivable.

The Compensation Committee determined that for fiscal year 2009, the range for adjusted FFO per share should be as described in the table below. The Compensation Committee set these levels such that the “Threshold” generally approximates the low end of the Company’s initial adjusted FFO per share guidance, the “Target” generally approximates the mid-point of the Company’s initial adjusted FFO per share guidance, the “High” generally approximates the high end of the Company’s initial adjusted FFO per share guidance and the “Superior” corresponds to a level in excess of the high end of the Company’s initial adjusted FFO per share guidance.

Individual Goals. The primary objective of the individual goals is to drive individual performance and ensure accountability to individual performance throughout the calendar year. The Named Executive Officers each had the same qualitative individual goals for 2009, which fell within four categories: Outperform; Grow or Maintain Cash Position; Effective Communication; and Support Hotels. The Outperform metric consisted of, among other things, achieving a certain level of cost savings, improving Company employee survey scores and enhancing organizational culture. The Grow or Maintain Cash Position metric consisted of, among other things, requiring the Named Executive Officers to execute on certain disposition and finance initiatives in an effort to grow the Company’s cash reserves and reduce Company debt. The Effective Communication metric consisted of, among other things, personal development of subordinate employees, maintaining best in class relationships with investors and executing on certain technology initiatives. Lastly, the Support Hotels metric consisted of, among other things, requiring the Named Executive Officers to take necessary constructive action with respect to various of the Company’s hotels, as reasonably requested by hotel General Managers in their responses to surveys issued by the Company.

In determining the Threshold, Target, High and Superior achievement levels, while the Compensation Committee considered information previously provided and recommendations made by Schonbraun, the Compensation Committee’s determination of these amounts reflected its subjective analysis of the amounts required to appropriately incentivize each Named Executive Officer to achieve the relevant corporate and individual goals.

The Compensation Committee set targets for the above individual goals such that, as determined by the Compensation Committee, the “Threshold” represents performance at a satisfactory level, the “Target” represents the achievement of a majority of individual annual goals, the “High” represents the achievement of all individual annual goals and the “Superior” represents the achievement of all annual goals and general performance at a level above expectation.

The following is a tabular presentation of the foregoing performance criteria and related achievement levels as determined by the Compensation Committee:

Performance Measures	Weight	Threshold	Target	High	Superior	Actual
Return on Investment	25.0%	9.5%	10.0%	10.5%	11.0%	6.8%
Adjusted FFO Per Share	25.0%	$1.38	$1.48	$1.58	$1.68	$0.68
Individual Performance	50.0%	(1)	(1)	(1)	(1)	(1)

(1)	Determined on an individual basis. See above for a description of the goals for each Named Executive Officer for fiscal year 2009.

2009 Awards. To determine the actual incentive awards for each Named Executive Officer above, in February 2010, the Compensation Committee reviewed and assessed the performance of the Company and each Named Executive Officer in comparison to the subjective and objective performance measures established in 2009. The Compensation Committee determined the extent to which each of the various objective and subjective performance measures were achieved and decided whether the incentive compensation for each performance measure should be funded at the Threshold, Target, High or Superior level.

The following tables detail the actual calculation of the cash incentive bonus and the equity incentive award with respect to the 2009 fiscal year for each Named Executive Officer who was employed by Sunstone at the end of 2009. The paragraphs following the tables describe the information contained in the tables below.

Cash Incentive Bonus

	Achievement	Weighting		Threshold(1)	Target(1)	High(1)	Superior(1)		Percentage of Base Salary		Base Salary ($)			Cash Bonus ($)
Robert A. Alter				75%	150%	175%	200%
Return on Investment	N/A	25%	x					=	0.0%	x	51,154	(2)	=	—
Adjusted FFO Per Share	N/A	25%	x					=	0.0%	x	51,154	(2)	=	—
Individual Performance	High	50%	x			175%		=	87.5%	x	51,154	(2)	=	44,760

														$44,760

Arthur L. Buser, Jr.				75%	150%	175%	200%

Return on Investment	N/A	25%	x					=	0.0%	x	650,769		=	—
Adjusted FFO Per Share	N/A	25%	x					=	0.0%	x	650,769		=	—
Individual Performance	High	50%	x			175%		=	87.5%	x	650,769		=	569,423	(3)

														$569,423	(3)

Kenneth E. Cruse				50%	75%	125%	150%

Return on Investment	N/A	25%	x					=	0.0%	x	305,509		=	—
Adjusted FFO Per Share	N/A	25%	x					=	0.0%	x	305,509		=	—
Individual Performance	Superior	50%	x				150%	=	75.0%	x	305,509		=	229,131

														$229,131

Marc A. Hoffman				50%	75%	125%	150%

Return on Investment	N/A	25%	x					=	0.0%	x	312,649		=	—
Adjusted FFO Per Share	N/A	25%	x					=	0.0%	x	312,649		=	—
Individual Performance	Superior	50%	x				150%	=	75.0%	x	312,649		=	234,487

														$234,487

(1)	The Threshold, Target, High and Superior percentages are percentages of actual base salary earnings.
(2)	Mr. Alter’s cash bonus is calculated based on his actual base salary earnings in 2009 while performing the duties of Interim CEO for the time period from January 1, 2009 to January 21, 2009.
(3)	The figure represents the annual cash incentive bonus Mr. Buser was entitled to in respect of calendar year 2009 absent his election to forego $210,000 of such bonus. On February 18, 2010, the Compensation Committee approved a voluntary waiver of certain rights to compensation made by Mr. Buser. Though Mr. Buser would have become entitled to receive an annual cash bonus in respect of calendar year 2009 in the amount of $569,423 absent his waiver, he volunteered to forego $210,000 of the bonus. The remainder of his 2009 cash bonus, totaling $359,423, was paid to Mr. Buser in the form of 26,040 shares of fully-vested common stock of the Company calculated by dividing the net dollar amount of the cash bonus (after all applicable withholdings) by the average closing price of the Company’s common stock for the twenty-day period ended February 12, 2010 (which average price was $8.74). The Compensation Committee approved the Company’s decision to increase the employee bonus pool by the amount of cash bonus waived by Mr. Buser.

Equity Incentive Award

	Achievement	Weighting		Threshold(1)	Target(1)	High(1)	Superior(1)		Percentage of Base Salary		Base Salary ($)			Equity Incentive Award ($)(3)
Robert A. Alter				150%	200%	250%	300%

Return on Investment	N/A	25%	x					=	0.0%	x	51,154	(2)	=	—
Adjusted FFO Per Share	N/A	25%	x					=	0.0%	x	51,154	(2)	=	—
Individual Performance	High	50%	x			250%		=	125.0%	x	51,154	(2)	=	63,942

														$63,942

Arthur L. Buser, Jr.				150%	200%	250%	300%

Return on Investment	N/A	25%	x					=	0.0%	x	650,769		=	—
Adjusted FFO Per Share	N/A	25%	x					=	0.0%	x	650,769		=	—
Individual Performance	High	50%	x			250%		=	125.0%	x	650,769		=	813,462

														$813,462

Kenneth E. Cruse				100%	150%	200%	250%

Return on Investment	N/A	25%	x					=	0.0%	x	305,509		=	—
Adjusted FFO Per Share	N/A	25%	x					=	0.0%	x	305,509		=	—
Individual Performance	Superior	50%	x				250%	=	125.0%	x	305,509		=	381,886

														$381,886

Marc A. Hoffman				75%	100%	125%	150%

Return on Investment	N/A	25%	x					=	0.0%	x	312,649		=	—
Adjusted FFO Per Share	N/A	25%	x					=	0.0%	x	312,649		=	—
Individual Performance	Superior	50%	x				150%	=	75.0%	x	312,649		=	234,487

														$234,487

(1)	The Threshold, Target, High and Superior percentages are percentages of actual base salary earnings.
(2)	Mr. Alter’s equity incentive award is calculated based on his actual base salary earnings in 2009 while performing the duties of Interim CEO for the time period from January 1, 2009 to January 21, 2009.
(3)	To determine the number of restricted shares granted, the dollar amount is divided by the average closing price of the Company’s stock over the 20 trading days ending three business days prior to the grant date. Accordingly, based on a grant date of February 18, 2010 and the average closing price of the Company’s common stock over the 20 trading days ending three days prior to such date (which average price was $8.74), Messrs. Alter, Buser, Cruse and Hoffman were granted 7,316, 93,073, 43,694 and 26,829 shares of restricted stock, respectively.

Return on Investment. For fiscal year 2009, the Company’s return on investment calculated as described above was 6.8%. The Threshold level was not attained and, therefore, no amount was paid to any of Messrs. Alter, Buser, Cruse and Hoffman with respect to this metric.

Adjusted FFO Per Share. For fiscal year 2009, the Company’s adjusted FFO per share was $0.68. The Threshold level was not attained and, therefore, no amount was paid to any of Messrs. Alter, Buser, Cruse or Hoffman with respect to this metric.

Individual Performance. For each of Messrs. Alter, Buser, Cruse and Hoffman, the Compensation Committee determined that their performance with respect to each of their respective individual goals was on the cusp of both the High and Superior levels for 2009, which means that while each individual achieved all individual goals at a level above the Compensation Committee’s expectations, the level of achievement was generally between the High and Superior categories. In making the foregoing assessments, the Compensation Committee recognized, among other things, Mr. Alter’s continued devotion to the Company and the Board of Directors, Mr. Buser’s successful reorganization of the Company’s leadership structure, Mr. Cruse’s exemplary execution of finance initiatives and Mr. Hoffman’s ability to generate significant operating margin savings through implementation of cost savings measures. Based on a further subjective assessment of overall individual performance, the Compensation Committee determined that Mr. Alter and Mr. Buser should properly be treated as having met the individual goals at the High level for 2009, while Mr. Cruse and Mr. Hoffman should properly be treated as having met the individual goals at the Superior level for 2009.

The tables above also reflect that the Compensation Committee’s allocation between cash and equity incentive compensation was designed to award more than half of each Named Executive Officer’s annual incentive compensation in equity to further the objectives of fostering executive ownership and the alignment of each executive’s interests with those of stockholders. The incentive compensation program for 2009 was entirely based on the executive’s performance in 2009, and therefore, the Compensation Committee did not consider the amounts realizable from prior equity grants or cash bonus awards in determining the above incentive compensation awards. The equity incentive awards for 2009 were in the form of shares of restricted stock issued under the Company’s LTIP and were granted on February 18, 2010. One-third of the number of shares granted will vest on each of February 18, 2011, 2012 and 2013.

Adjustment or Recovery of Awards. The Company has not adopted a formal policy or any employment agreement provisions that enable recovery, or “clawback,” of incentive awards in the event of misstated or restated financial results. However, Section 304 of the Sarbanes-Oxley Act of 2002 does require the recovery of incentive awards in certain circumstances. If the Company is required to restate its financials due to material noncompliance with any financial reporting requirements as a result of misconduct, the CEO and the CFO shall reimburse the Company for (1) any bonus or other incentive- or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of securities of the Company during those 12 months.

Other Compensation

401(k) Savings and Retirement Plan. The Company sponsors a 401(k) Savings and Retirement Plan pursuant to which the Company contributes 3% of fiscal year base earnings up to $245,000 for 2009 (with a maximum contribution of $7,350) to all eligible employees, including the executive officers. In addition, the Company, at the discretion of the Compensation Committee, makes an annual profit-sharing contribution to all eligible employees, including the executive officers as detailed in the footnotes to the Summary Compensation Table. Mr. Buser and Mr. Alter waived their respective annual profit-sharing contributions under the Company 401(k) Savings and Retirement Plan for 2009.

Benefit Plans. The executive officers of the Company participate in the same broad-based employee benefit plans as the Company’s other employees, including medical, dental, vision, life insurance and disability programs. These benefits provide our executive officers and their families with typical health and welfare protections that help enable the executives to focus their attention on their respective work obligations.

Executive Compensation Risk Assessment

The Company and the Compensation Committee reviewed and assessed the Company’s compensation plans, programs and arrangements with respect to all employees in order to determine whether any of the foregoing may incentivize excessive risk taking that could have a material adverse effect on the Company. Based on that assessment, the Company and the Compensation Committee determined that the Company’s compensation policies and program combine varied performance metrics and vesting durations that provide appropriate incentives and reasonable safeguards. Accordingly, the Company and the Compensation Committee determined that the Company’s compensation policies do not incentivize risk taking in a manner that could have a material adverse effect on the Company. The Company and the Compensation Committee will continue to monitor the Company’s compensation plans, programs and arrangements to mitigate the potential for same to incentivize taking excessive risk.

Compensation Plans and Agreements

Employment Agreements

We currently have employment agreements with Mr. Alter and Mr. Buser.

Robert A. Alter

Since our initial public offering through March 18, 2007, our employment agreement, or the Agreement, with Mr. Alter provided that Mr. Alter would serve as our CEO. We entered into an amendment to the Agreement, or the Amendment, effective March 19, 2007, in connection with the appointment of Steven R. Goldman as the CEO and Mr. Alter’s transition to Executive Chairman. Subsequent to Mr. Goldman’s resignation from the position of CEO in March 2008, and in connection with the appointment of Mr. Buser to President in July 2008, we entered into a second amendment, or the Second Amendment, to the Agreement. In December 2008, we entered into a third amendment to the Agreement in order to modify the Agreement to comply with or be exempt from the requirements of Section 409A of the Code, relating to deferred compensation. On February 19, 2010, we entered into a waiver agreement, or the Alter Waiver Agreement, to reflect Mr. Alter’s voluntary waiver of certain rights to compensation.

The Agreement provided for an initial term of three years and automatic extensions for additional one-year periods, unless terminated by either party upon 90 days notice prior to the renewal date. A decision by us or Mr. Alter not to renew the Agreement would not have triggered any severance payments. From January 1, 2007 through October 19, 2007, Mr. Alter received an annual base salary of $600,000 and an annual incentive bonus in a target amount of between 75% and 200% of his base salary. Mr. Alter was granted 210,526 restricted stock units at the closing of our initial public offering, of which 25.0% vested immediately, 15.0% vested on the second anniversary of the closing of our initial public offering and 20.0% vested on each of the third, fourth and fifth anniversaries of the closing of our initial public offering. He is also entitled to receive all employee benefits and participate in all incentive and insurance programs generally available to similarly situated employees. As part of his incentive compensation, Mr. Alter was granted 54,822 shares of restricted stock in February 2006, 30,925 shares of restricted stock in February 2007, 73,575 shares of restricted stock in February 2008, 94,254 shares of restricted stock in February 2009 and 7,316 shares of restricted stock in February 2010, each of which vests in three equal annual installments beginning with the first anniversary of its respective grant date. In addition, the Agreement provided that in the event of a Change in Circumstances (as defined in the Agreement to include the retention of a new CEO), Mr. Alter’s annual base salary would be reduced to $275,000.

The Amendment changed the above description of the Agreement in that (1) Mr. Alter’s annual base salary was reduced to $275,000 in accordance with his Agreement, effective as of October 20, 2007 and (2) Mr. Alter was no longer entitled to receive an annual bonus or participate in the Company’s LTIP after Sunstone’s 2007 fiscal year. The Amendment also provided that Mr. Alter’s existing equity awards would continue to vest during his term as Executive Chairman.

Effective March 21, 2008, in connection with Mr. Goldman’s resignation, the Company’s Board of Directors appointed Mr. Alter interim CEO until a permanent CEO could be retained. In consideration of his new role with the Company, on April 1, 2008, the Compensation Committee approved a grant of 200,000 non-qualified stock options to Mr. Alter under our LTIP. The options, which will expire on April 27, 2018, were granted on April 28, 2008 at an exercise price of $17.71 per share, and fully vested on April 28, 2009.

The Second Amendment continued Mr. Alter’s appointment as the Company’s interim CEO until such time as the Company appointed a permanent CEO and provided that the appointment of a permanent CEO would not constitute “Good Reason” for Mr. Alter to terminate the Agreement. The Second Amendment provided that, effective July 21, 2008, Mr. Alter’s annual base salary would be increased from $275,000 to $475,000 until the appointment of a permanent CEO. In addition, for the fiscal year in which Mr. Alter served as the Company’s interim CEO, Mr. Alter was entitled to an annual cash incentive bonus with a Threshold level equal to 100% of his earned salary, a Target level equal to 125% of his earned salary, a High level equal to 150% of his earned salary and a Superior level equal to 200% of his earned salary, as well as annual equity awards with a Threshold level equal to 150% of his earned salary, a Target level equal to 200% of his earned salary, a High level equal to 250% of his earned salary and a Superior level equal to 300% of his earned salary.

Upon Mr. Buser’s appointment to CEO, effective on January 22, 2009, Mr. Alter ceased his service as our interim CEO. Mr. Alter continues to serve as our Executive Chairman. Pursuant to the terms of the Second Amendment, Mr. Alter’s annual base salary returned to $286,000 effective January 22, 2009, reflecting a cost-of-living increase of 4% to the original base salary of $275,000, and he is no longer entitled to receive an annual bonus or participate in the Company’s LTIP. Mr. Alter’s existing equity awards will continue to vest during his term as Executive Chairman.

On February 18, 2010, our Compensation Committee approved the voluntary waiver of certain rights to compensation made by Mr. Alter, and on February 19, 2010 the Company and Mr. Alter entered into the Alter Waiver Agreement to reflect such waiver. Absent his waiver, Mr. Alter would have become entitled to receive (i) a profit-sharing contribution from the Company under its 401(k) Savings and Retirement Plan in respect of calendar year 2009, and (ii) an increase in base salary over the base salary level in effect as of December 31, 2009. Mr. Alter volunteered to forgo his entire profit-sharing contribution from the Company under its 401(k) Savings and Retirement Plan in respect of calendar year 2009 and elected to reduce his base salary from $286,000 to $186,000 in respect of calendar year 2010.

Additionally, as described in more detail under the “Potential Payments Upon Termination or Change-in-Control” below, Mr. Alter would be entitled to certain benefits and payments in the event of his termination of employment.

Mr. Alter has also entered into a non-competition agreement with us that restricts him from directly or indirectly engaging in any business that is directly competitive with our business and/or having ownership interests in any business that is, directly or indirectly, competitive with our business during the term of his employment and for one year following his termination, with exceptions for existing investments and direct or indirect ownership of up to 3% of the outstanding equity interests of any public company. The non-competition agreement also prevents Mr. Alter from soliciting our employees for one year following the date of termination of his employment.

Arthur L. Buser, Jr.

We have an employment agreement with Mr. Buser that provides that Mr. Buser first serve as President of the Company and as President of Sunstone Hotel Partnership, LLC, and, after a transition period, as CEO of the Company and as CEO of Sunstone Hotel Partnership, LLC. The agreement has an initial term of five years and will be automatically extended for additional one-year periods, unless terminated by either party upon 90 days notice prior to the renewal date. The agreement was amended in January 2009 to document Mr. Buser’s decision to forgo his potential 2008 annual incentive bonus and to change the vesting date for his second stock grant. On February 19, 2010, we entered into a waiver agreement, or the Buser Waiver Agreement, to reflect Mr. Buser’s voluntary waiver of certain rights to compensation. The agreement, amendment and the Buser Waiver Agreement are further described below.

Mr. Buser’s employment with the Company commenced July 21, 2008. Our agreement with Mr. Buser provides that, prior to being appointed CEO, Mr. Buser was entitled to an annual cash performance bonus with a Threshold level equal to 75% of his annual base salary, a Target level equal to 100% of his annual base salary, a High level equal to 125% of his annual base salary and a Superior level equal to 150% of his annual base salary, with a guaranteed minimum of 75% of his annual base salary for 2008, pro-rated for the number of days in 2008 Mr. Buser is employed by the Company (and subject to meeting specified Company goals). The agreement provides that upon Mr. Buser’s appointment to CEO, these percentages increase to 75%, 150%, 175% and 200%, respectively, with no minimum guarantee.

Under the terms of the agreement, Mr. Buser also received a restricted stock grant valued at $2,900,000 (with the stock valued based on the average closing price of the Company’s common stock on the NYSE for the 20 trading days ending three days prior to the date the Board of Directors approved the grant). Upon Mr. Buser’s appointment to CEO, he was awarded an additional restricted stock grant valued at $2,100,000 (with the stock valued based on the average closing price of the Company’s common stock on the NYSE for the 20 trading days immediately preceding the date of appointment). Under the terms of the agreement, each restricted stock grant will vest in installments over five years in the amounts of 10%, 15%, 20%, 25% and 30% on the first, second, third, fourth and fifth anniversaries, respectively, of the effective date of his employment agreement, with respect to the first grant, and the date he was appointed CEO, with respect to the second grant (which vesting date was amended pursuant to the amendment). After his appointment to CEO, Mr. Buser is eligible to earn annual equity incentive awards with a Threshold level equal to 150% of his annual base salary, a Target level equal to 200% of his annual base salary, a High level equal to 250% of his annual base salary and a Superior level equal to 300% of his annual base salary. As part of his incentive compensation, Mr. Buser was granted 93,073 shares of restricted stock in February 2010, which vest in three equal annual installments beginning with the first anniversary of the grant date.

Mr. Buser is eligible to participate in welfare benefit plans maintained by the Company for its senior executives. Mr. Buser is also eligible to participate in all incentive plans and savings/retirement plans generally available to senior executives of the Company. To the extent incurred within 18 months following the effective date of his employment agreement, Mr. Buser was entitled to receive (1) a reimbursement in the amount of his reasonable, actual out-of-pocket, documented expenses associated with his relocation, (2) a reimbursement of up to $10,000 in attorneys’ fees for the negotiation of the employment agreement and (3) if the reimbursement described in (1) is taxable to Mr. Buser, a cash payment so that Mr. Buser will be in the same position as he would have been had no taxes been imposed; provided, however, that the aggregate amount of reimbursements described in (1) cannot exceed $100,000, exclusive of the gross-up described in (3). Mr. Buser was also entitled to reimbursement of COBRA premiums if he elected to remain under JLLH Americas’ welfare plans from July 21, 2008 through December 31, 2008, in an aggregate amount not to exceed $25,000.

After Mr. Buser was appointed CEO in January 2009, we entered into an amendment to Mr. Buser’s employment agreement, effective January 22, 2009, in which Mr. Buser forwent his potential 2008 bonus. The amendment also provides that the annual vesting date for the equity award granted to Mr. Buser in connection with his appointment to CEO will be February 5 (with the first annual vesting to occur on February 5, 2010).

On February 18, 2010, our Compensation Committee approved the voluntary waiver of certain rights to compensation made by Mr. Buser, and on February 19, 2010 the Company and Mr. Buser entered into the Buser Waiver Agreement to reflect such waiver. Absent his waiver, Mr. Buser would have become entitled to receive (i) a profit-sharing contribution from the Company under its 401(k) Savings and Retirement Plan in respect of calendar year 2009, (ii) an increase in base salary over the base salary level in effect as of December 31, 2009, and (iii) an annual cash bonus in respect of calendar year 2009. Mr. Buser volunteered to forgo his entire profit-sharing contribution from the Company under its 401(k) Savings and Retirement Plan in respect of calendar year

2009, as well as any increase to his base salary. Further, though Mr. Buser would have become entitled to receive an annual bonus in respect of calendar year 2009 in the amount of $569,423 absent his waiver, he volunteered to forego $210,000 of the bonus. The remainder of Mr. Buser’s 2009 annual bonus ($359,423) was paid to Mr. Buser in a number of shares of fully vested Company common stock determined by dividing the net dollar value of the bonus (after applicable withholdings) by the average closing price of the Company’s common stock for the twenty-day period ending February 12, 2010 (which average price was $8.74).

Additionally, as described in more detail under the “Potential Payments Upon Termination or Change-in-Control” below, Mr. Buser would be entitled to certain benefits and payments in the event of his termination of employment.

In conjunction with his employment agreement, Mr. Buser also entered into a non-disclosure agreement and a non-competition agreement with the Company that restricts him from directly or indirectly engaging in any business that is directly competitive with our business and/or having ownership interests in any business that is, directly or indirectly, competitive with our business during the term of his employment and for one year following his termination, with exceptions for existing investments and direct or indirect ownership of up to 3% of the outstanding equity interests of any public company. The non-competition agreement also prevents Mr. Buser from soliciting our employees for one year following the date of termination of his employment.

Other Plans

2004 Long-Term Incentive Plan

As discussed above in connection with Proposal 3: Approval of Amendments to the 2004 Long-Term Incentive Plan, referred to below as the LTIP, we adopted the LTIP and it became effective in October 2004 upon completion of our initial public offering. The purpose of the LTIP is to attract and retain our directors, executive officers, employees, consultants and advisors. The LTIP is administered by the Compensation Committee of the Board of Directors, which has broad powers to interpret and implement the plan.

Types of Awards. The LTIP provides for grants of incentive stock options (within the meaning of Section 422 of the Code), nonqualified stock options, stock appreciation rights, dividend equivalent rights, restricted stock, restricted stock units, performance shares, share units and other stock-based awards. Awards will be set forth in written award agreements that specify the applicable terms and conditions of the awards, including, but not limited to, any applicable vesting, lapsing of restrictions and/or payment terms. In addition, the Compensation Committee may provide that one or more awards may vest and/or be paid on an accelerated basis in connection with a termination of employment or such other event as the Compensation Committee may determine. Awards may generally be granted as stand-alone awards or in tandem with other awards.

Shares Subject to the LTIP; Other Limitations on Awards. At the time of our initial public offering, we established the maximum number of shares of common stock issuable under the LTIP at 2,100,000. The Company’s stockholders approved an amendment to the LTIP at the Company’s 2007 annual meeting of stockholders, whereby the maximum number of shares of common stock issuable under the LTIP was increased from 2,100,000 to 3,850,000. As of March 12, 2010, 1,047,319 shares of our common stock have been awarded and have vested under the LTIP, 1,376,471 shares of our common stock have been awarded and remain unvested and 200,000 stock options have been awarded, vested and remain unexercised, leaving 1,226,210 shares of our common stock available for issuance under the LTIP. The stock options have an exercise price of $17.71 and a remaining term of approximately eight years. The Company is asking its stockholders to approve the LTIP Amendment providing for an increase in the number of shares of common stock available for issuance under the LTIP to a total of 6,050,000 shares, which would bring the number of shares available for future issuance to 3,426,210 shares. The Company intends to file with the SEC a Registration Statement on Form S-8 covering the additional shares of our common stock issuable under the LTIP as a result of the LTIP Amendment.

Shares issued under the LTIP may be authorized but unissued shares of our common stock, treasury shares or shares otherwise acquired for the purposes of the LTIP. If any award is forfeited or is otherwise terminated or canceled without the delivery of shares of our common stock, if shares of our common stock are surrendered or withheld from any award to satisfy a recipient’s income tax or other withholding obligations, or if shares of our common stock owned by a recipient are tendered to pay the exercise price of awards, then such shares will again become available under the LTIP. The Compensation Committee has broad authority to adjust the terms of any outstanding awards and the number of shares of our common stock issuable under the LTIP for any increase or decrease in the number of issued shares of our common stock or other changes in our capitalization resulting from a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of our common stock, or any other event that the Compensation Committee determines affects our capitalization.

Eligibility. Awards may be made to any director, officer, employee, consultant or advisor of the Company or its affiliates who is selected by the Compensation Committee in accordance with the terms of the LTIP, except that incentive stock options may only be granted to employees of the Company and certain of its parent and subsidiary entities.

Stock Options and Stock Appreciation Rights. The Compensation Committee may grant incentive stock options and non-qualified stock options to purchase shares of our common stock from us, as well as stock appreciation rights, in any case, at an exercise or strike price (as applicable) determined by the Compensation Committee at the time of grant, which exercise or strike price shall not be less than 100% of the fair market value of the shares subject to such award on the date of grant. Stock options and stock appreciation rights may be granted in such amounts, subject to such vesting conditions, and subject to such other terms and conditions as the Compensation Committee may determine. No grantee of an option or stock appreciation right will have any of the rights of a stockholder of us with respect to shares subject to their award until the issuance of the shares. Incentive stock options are subject to additional limitations and requirements imposed under the Internal Revenue Code and applicable regulations. If the LTIP Amendment is approved, (i) no stock option or stock appreciation right issued under the LTIP may be amended to reduce the exercise price thereof below the exercise price of such stock option or stock appreciation right on the date of grant and (ii) no stock option or stock appreciation right may be granted in exchange for the cancellation or surrender of a stock option or stock appreciation right having a lower exercise price, in either case, without the approval of a majority of the Company’s stockholders.

Restricted Stock. The Compensation Committee may grant restricted shares of common stock in amounts, and subject to such vesting and other terms and conditions, as the Compensation Committee may determine. The grantee will have the rights of a stockholder with respect to the restricted stock, subject to any restrictions and conditions as the Compensation Committee may include in the applicable award agreement.

Restricted Stock Units. The Compensation Committee may grant restricted stock units in amounts, and subject to such vesting, payment and other terms and conditions as the Compensation Committee may determine. Recipients of restricted stock units have only the rights of a general unsecured creditor of us and no rights as a stockholder of us unless and until the common stock underlying the restricted stock units is delivered, which delivery may occur upon vesting or at a specified time after vesting as set forth in the applicable award agreement.

Performance Shares and Share Units. The Compensation Committee may grant performance shares and/or share units under the LTIP representing the right to receive a number of shares or their cash equivalent at a future date, subject to the attainment of specified performance goals.

Other Equity-Based Awards. The Compensation Committee may grant other types of equity-based awards, including the grant of unrestricted shares, in amounts, and subject to terms and conditions, as the Compensation Committee may determine. These awards may involve the transfer of actual shares of our common stock, or the payment in cash or otherwise of amounts based on the value of shares of our common stock.

Dividend Equivalent Rights. The Compensation Committee may in its discretion include in the award agreement a dividend equivalent right entitling the grantee to receive amounts equal to the dividends that would be paid, during the time such award is outstanding, on the shares of our common stock covered by such award as if such shares were then outstanding.

Change in Control. Unless otherwise expressly provided in an applicable award agreement, all awards outstanding under the LTIP will fully vest and become payable if the Company experiences a change in control (as defined in the LTIP). If any awards do not fully vest and become payable, the Compensation Committee may provide that such awards will be terminated in exchange for a payment equal to their then-current value (if any) or provide that the exercisability of stock options and/or stock appreciation rights will be extended, but not beyond their stated term.

Nonassignability. Except to the extent otherwise provided in the applicable award agreement or approved by the Compensation Committee, no award or right granted to any person under the stock incentive plan will be assignable or transferable other than by will or by the laws of descent and distribution, and all awards and rights will be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative.

Executive Incentive Plan

The Executive Incentive Plan is designed to attract, retain and motivate the Named Executive Officers and other selected executive officers of the Company and its affiliates in order to promote our long-term growth and profitability. This plan provides for the payment of annual incentive compensation in the form of cash bonuses or equity awards granted under the LTIP based upon the level of attainment of certain pre-established, objective performance goals during the performance period. For further information regarding our annual cash incentive bonus and equity incentive award program, see “—Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Cash Incentive Bonuses and Equity Incentive Awards.”

Robert A. Alter Retirement Benefit Agreement

The Company has a Retirement Benefit Agreement, or the Retirement Agreement, with Mr. Alter. Pursuant to the Retirement Agreement, Mr. Alter may defer a portion of his compensation. Mr. Alter may amend the amount of his compensation to be deferred from time to time; provided, however, that any such amendments must be made in compliance with Section 409A of the Code. The Company will match 50% of Mr. Alter’s deferrals for each year, up to a maximum of $1,500 for that year. Earnings on Mr. Alter’s deferrals and the Company’s matching contributions are an amount equal to the amount which would have been earned on such deferrals and matching contributions had they been paid as premiums on a life insurance policy insuring Mr. Alter’s life in accordance with the investment designations made by Mr. Alter. The balance in Mr. Alter’s deferred compensation account is payable over a period of ten years in ten annual installments beginning in 2011. Subject to certain limitations in the Retirement Agreement and the amendments thereto, a payment or payments may be made prior to Mr. Alter’s termination in the event of an unanticipated emergency that is caused by an event beyond Mr. Alter’s control and that would result in severe financial hardship to him if an early distribution was not made. The Company did not make a matching contribution for fiscal year 2009. Mr. Alter is currently vested in all of the Company’s matching contributions.

Robert A. Alter Trust Under Retirement Benefit Agreement

On July 31, 2008, the Company entered into the Trust Under Retirement Benefit Agreement, or the Trust Agreement, of which Mr. Alter is the beneficiary. The Trust Agreement constitutes an unfunded arrangement and does not affect the status of the Retirement Agreement as an unfunded plan maintained for the purpose of providing retirement benefits to Mr. Alter. The Company’s contributions to the trust provide the Company with a source of funds to assist it in satisfying its liabilities under the Retirement Agreement. Pursuant to the Trust Agreement, the Company assigned its rights under the collateral assignment of the policy pursuant to the Split-

Dollar Agreement described below, such that the policy is held as trust principal. Within 60 days following the date of termination of Mr. Alter’s employment with the Company, the Company will provide the trustee with a payment schedule for amounts payable to Mr. Alter as they become due under the Retirement Agreement.

Robert A. Alter Split-Dollar Agreement

On November 15, 1997, and in connection with the Retirement Agreement, the Company and Mr. Alter entered into the Split-Dollar Agreement. Pursuant to the Split-Dollar Agreement, the Company pays the premiums for a $5,000,000 split- dollar life insurance policy, or the policy, as an additional employment benefit for Mr. Alter. Although Mr. Alter is the owner of the policy, the terms of the Split-Dollar Agreement directed the policy to be collaterally assigned to the Company in order to secure the payment of the amounts which the Company pays toward the policy premiums. Under the terms of the Split-Dollar Agreement, the Company is entitled to receive the greater of the cash surrender value of the policy or the premiums paid by the Company following the termination of Mr. Alter’s employment with the Company. Within 60 days following the date of the termination of the Split-Dollar Agreement during Mr. Alter’s lifetime, Mr. Alter may obtain a release of such obligation by paying the Company the greater of the total amount of the premiums paid by the Company or the then-current cash surrender value, which was $1,813,841 as of December 31, 2009.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)(2)	Change in Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Robert A. Alter	2009	317,354	408,120	—		44,760	154,098	139,236	(3)	1,063,568
Executive Chairman	2008	355,769	1,207,366	654,000	(4)	311,298	(254,385)	305,228	(5)	2,579,276
	2007	550,692	914,762	—		998,000	257,885	270,397	(6)	2,991,736

Arthur L. Buser, Jr.	2009	650,769	1,693,904	—		359,423	—	304,987	(7)	3,009,083
President and CEO	2008	171,635	2,347,531	—		—	—	67,688	(8)	2,586,854

Kenneth E. Cruse	2009	305,509	244,264	—		229,131	—	71,476	(9)	850,380
EVP and CFO	2008	292,779	575,909	—		146,389	—	100,728	(10)	1,115,805
	2007	262,669	375,370	—		345,000	—	70,577	(11)	1,053,616

Marc A. Hoffman	2009	312,649	171,788	—		234,487	—	65,566	(12)	784,490
EVP and COO

Christopher M. Lal	2009	112,115	145,384	—		—	—	189,905	(13)	447,404
SVP, General Counsel and Secretary	2008	253,462	292,344	—		126,731	—	56,714	(14)	729,251

(1)	The amounts in this column represent the grant date fair value of the equity incentive awards granted to the Named Executive Officer in 2007, 2008 and 2009.
(2)	This number represents the annual cash incentive bonus earned for the fiscal year and paid in the first fiscal quarter of the next year. The figure for Mr. Buser represents the annual cash incentive bonus paid in the first fiscal quarter of 2010 and was determined as follows: On February 18, 2010, the Compensation Committee approved a voluntary waiver of certain rights to compensation made by Mr. Buser. Though Mr. Buser would have become entitled to receive an annual cash bonus in respect of calendar year 2009 in the amount of $569,423 absent his waiver, he volunteered to forego $210,000 of the bonus. The remainder of his 2009 cash bonus, totaling $359,423, was paid to Mr. Buser in the form of 26,040 shares of fully-vested common stock of the Company calculated by dividing the net dollar amount of the cash bonus (after all applicable withholdings) by the average closing price of the Company’s common stock for the twenty-day period ended February 12, 2010 (which average price was $8.74). The Compensation Committee approved the Company’s decision to increase the employee bonus pool by the amount of cash bonus waived by Mr. Buser.
(3)

This number represents $31,580 in dividends paid to Mr. Alter in connection with his unvested restricted stock units and $84,349 paid in connection with his unvested restricted stock; $8,437 for reimbursement for the Company’s health insurance coverage premium and payment of the guaranteed term life insurance premium by the Company for Mr. Alter; $7,350 contributed to Mr. Alter’s 401(k) account in the form of the Company’s safe-harbor contribution earned in fiscal year 2009 and paid in the first fiscal quarter of 2010; and $7,520 in premiums for executive life and disability insurance.

(4)	The amount represented in this column for the 2008 year represents the 2008 grant date fair value with respect to the stock option grant in 2008. Only Mr. Alter has been granted stock options. The ASC Topic 718 assumptions for valuing options granted under the LTIP on April 28, 2008 were: risk free rate of return of 3.29%, dividend yield of 7.90%, volatility of 26.90% and expected life of 5.5 years.
(5)	This number represents $117,895 in dividends paid to Mr. Alter in connection with his unvested restricted stock units and $141,704 paid in connection with his unvested restricted stock; $30,500 contributed to Mr. Alter’s 401(k) account in the form of both the Company’s safe-harbor contribution and a profit-sharing contribution earned in fiscal year 2008 and paid in the first fiscal quarter of 2009; $7,520 in premiums for executive life and disability insurance; and $7,609 for reimbursement for the Company’s health insurance coverage premium.
(6)	This number represents $161,686 in dividends paid to Mr. Alter in connection with his unvested restricted stock units and $82,317 paid in connection with his unvested restricted stock; $11,565 contributed to Mr. Alter’s 401(k) account in the form of both the Company’s safe-harbor contribution and a profit-sharing contribution earned in fiscal year 2007 and paid in the first fiscal quarter of 2008; $7,520 in premiums for executive life and disability insurance; and $7,309 for reimbursement for the Company’s health insurance coverage premium.
(7)	This number represents $154,075 for reimbursement of relocation expenses; $143,375 in dividends paid to Mr. Buser in connection with Mr. Buser’s unvested restricted stock; $7,350 contributed to Mr. Buser’s 401(k) account in the form of the Company’s safe-harbor contribution earned in fiscal year 2009 and paid in the first fiscal quarter of 2010; and $187 for payment of the guaranteed term life insurance premium by the Company for Mr. Buser.
(8)	This number represents $66,908 in dividends paid to Mr. Buser in connection with his unvested restricted shares and $780 for reimbursement of relocation expenses.
(9)	This number represents $4,015 in dividends paid to Mr. Cruse in connection with his unvested restricted stock units and $34,836 paid in connection with his unvested restricted stock; $32,500 contributed to Mr. Cruse’s 401(k) account in the form of both the Company’s safe-harbor contribution and a profit-sharing contribution earned in fiscal year 2009 and paid in the first fiscal quarter of 2010; and $125 for payment of the guaranteed term life insurance premium by the Company for Mr. Cruse.
(10)	This number represents $14,990 in dividends paid to Mr. Cruse in connection with his unvested restricted stock units and $55,238 paid in connection with his unvested restricted stock; and $30,500 contributed to Mr. Cruse’s 401(k) account in the form of both the Company’s safe-harbor contribution and a profit-sharing contribution earned in fiscal year 2008 and paid in the first fiscal quarter of 2009.
(11)	This number represents $20,558 in dividends paid to Mr. Cruse in connection with his unvested restricted stock units and $20,519 paid in connection with his unvested restricted stock; and $29,500 contributed to Mr. Cruse’s 401(k) account in the form of both the Company’s safe-harbor contribution and a profit-sharing contribution earned in fiscal year 2007 and paid in the first fiscal quarter of 2008.
(12)	This number represents $32,779 in dividends paid to Mr. Hoffman in connection with his unvested restricted shares; $32,500 contributed to Mr. Hoffman’s 401(k) account in the form of both the Company’s safe-harbor contribution and a profit-sharing contribution earned in fiscal year 2009 and paid in the first fiscal quarter of 2010; and $287 for payment of the guaranteed term life insurance premium by the Company for Mr. Hoffman.
(13)	This number represents $142,692 in severance paid to Mr. Lal in connection with his termination from the Company; $26,857 paid in connection with the payout of all accrued vacation through his date of termination from the Company; $16,937 in dividends paid in connection with his unvested restricted shares; $3,363 contributed to Mr. Lal’s 401(k) account in the form of the Company’s safe-harbor contribution earned in fiscal year 2009 and paid in the first fiscal quarter of 2010; and $56 for payment of the guaranteed term life insurance premium by the Company for Mr. Lal.
(14)	This number represents $26,214 in dividends paid to Mr. Lal in connection with his unvested restricted stock and $30,500 contributed to Mr. Lal’s 401(k) account in the form of both the Company’s safe-harbor contribution and a profit-sharing contribution earned in fiscal year 2008 and paid in the first fiscal quarter of 2009.

Grants of Plan-Based Awards

The following table sets forth the information with respect to plan-based restricted stock awards granted under our LTIP in 2009 to the Named Executive Officers. The dollar amounts indicated under the “Grant Date Fair Value of Stock and Option Awards” is the grant date fair value of each grant, computed in accordance with ASC Topic 718, which is greater than the amortization costs the Company recognized on its fiscal year 2009 financial statements with respect to such grant.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	High ($)	Superior ($)
Robert A. Alter	2/5/2009					94,254	—	—	408,120
	n/a	38,365	76,731	89,519	102,308

Arthur L. Buser, Jr.	1/22/2009					365,854	—	—	1,693,904
	n/a	488,077	976,154	1,138,846	1,301,538

Kenneth E. Cruse	2/5/2009					56,412	—	—	244,264
	n/a	152,754	229,131	381,886	458,263

Marc A. Hoffman	2/5/2009					39,674	—	—	171,788
	n/a	156,325	234,487	390,812	468,974

Christopher M. Lal(4)	2/5/2009					33,576	—	—	145,384
	n/a	—	—	—	—

(1)	Under our annual incentive plan, we pay a cash award for performance in February following the performance year if the criteria related to a cash award has been satisfied in the performance year. See “Compensation Discussion and Analysis—Elements of Executive Compensation (Annual Cash Incentive Bonuses and Equity Incentive Awards)” for a detailed description of the annual cash incentive bonuses. The actual amount of these possible cash awards shown in these columns were payable in February 2010 and relate to performance during fiscal year 2009. The actual amount of fiscal year 2009 performance cash awards are shown in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. The Threshold, Target, High and Superior award opportunities shown under this heading are for 2009 performance and are a multiple of each Named Executive Officer’s actual base salary earnings in 2009. See “Compensation Discussion and Analysis—Elements of Executive Compensation (2009 Awards).”
(2)	Under our annual incentive plan, we grant an award of restricted shares of common stock under our LTIP in February following the performance year if the criteria related to the award of restricted stock has been satisfied in the performance year. See “Compensation Discussion and Analysis—Elements of Executive Compensation (Annual Cash Incentive Bonuses and Equity Incentive Awards)” for a detailed description of the annual award of restricted stock. The grants of restricted stock in this column were made in 2009 and relate to the satisfaction of performance criteria related to fiscal year 2008. The restricted stock reflected in this column for Messrs. Alter, Cruse, Hoffman and Lal were granted with a three-year vesting requirement, with the first of three equal vestings of 33.3% occurring on February 5, 2010 and the two additional vestings on each of February 5, 2011 and 2012. The restricted stock reflected in this column for Mr. Buser was granted with a five-year vesting requirement, with the first vesting of 10% occurring on February 5, 2010 and the four remaining vestings to occur on February 5, 2011, 2012, 2013 and 2014 in the amounts of 15%, 20%, 25% and 30%, respectively. The Compensation Discussion and Analysis contains information regarding restricted stock awards granted in February 2010 for performance during fiscal year 2009.
(3)	The grant date fair value for each of the restricted stock awards granted to Messrs. Alter, Cruse, Hoffman and Lal equals the number of shares of restricted stock multiplied by the closing common stock price of $4.33 on the NYSE on the date of the grant (February 5, 2009). The grant date fair value of the restricted stock award granted to Mr. Buser equals the number of shares of restricted stock multiplied by the closing common share price of $4.63 on the NYSE on the date of the grant (January 22, 2009).
(4)	Mr. Lal did not earn an annual cash incentive bonus in fiscal year 2009 due to his termination from the Company on May 15, 2009.

Outstanding Equity Awards at Fiscal Year-End 2009

The following table sets forth information with respect to outstanding restricted stock awards held by the Named Executive Officers as of December 31, 2009. The aggregate dollar values indicated in the table below for equity incentive plan awards are the market or payout values and not the ASC Topic 718 values or the compensation expense recognized by the Company on its financial statements for fiscal year 2009 with respect to its long-term equity incentive plan awards. Such compensation expense amounts, or the amortization pursuant to the applicable accounting literature, is provided in the “Summary Compensation Table” and the table under “Grants of Plan-Based Awards” above.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)
Robert A. Alter	—	—	—	—	153,611	(1)(2)	$1,364,066	(1)(2)
	—	200,000	17.71	4/27/2018	—		—
Arthur L. Buser, Jr.	—	—	—	—	537,904	(3)	$4,776,588	(3)
Kenneth E. Cruse	—	—	—	—	84,037	(1)(4)	$746,249	(1)(4)
Marc A. Hoffman	—	—	—	—	58,530	(1)(5)	$519,746	(1)(5)
Christopher M. Lal	—	—	—	—	—	(6)	—	(6)

(1)	Each of the unvested restricted stock shares vested or will vest pursuant to the following schedule: shares of restricted stock from the February 7, 2007 grant vested on February 7, 2009 and the remaining unvested restricted stock from the February 7, 2007 grant vested on February 7, 2010; shares of restricted stock from the February 6, 2008 grant vested on February 6, 2009 and February 6, 2010, and the remaining unvested restricted stock from the February 6, 2008 grant will vest on February 6, 2011; and shares of restricted stock from the February 5, 2009 grant vested on February 5, 2010, and the remaining unvested restricted stock from the February 5, 2009 grant will vest in two remaining equal installments on each of February 5, 2011 and February 5, 2012.
(2)	Represents the total of (i) 10,308 unvested restricted stock from the February 7, 2007 grant, (ii) 49,049 unvested restricted stock from the February 6, 2008 grant and (iii) 94,254 unvested restricted stock from the February 5, 2009 grant, with the aggregate market value of the unvested restricted stock based on the closing common stock price of $8.88 on the NYSE on December 31, 2009.
(3)	Represents the total of (i) 172,050 unvested restricted stock from the July 21, 2008 grant, which totaled 191,167 shares of restricted stock and of which 10% vested on the first anniversary of the grant, and which the remaining unvested restricted stock will vest 15%, 20%, 25% and 30% on the second, third, fourth and fifth anniversaries of the grant and (ii) 365,854 unvested restricted stock from the February 5, 2009 grant which will vest 10%, 15%, 20%, 25% and 30% on the first, second, third, fourth and fifth anniversaries of the grant with the aggregate market value of the unvested restricted stock based on the closing common stock price of $8.88 on the NYSE on December 31, 2009.
(4)	Represents the total of (i) 4,229 unvested restricted stock from the February 7, 2007 grant, (ii) 23,396 unvested restricted stock from the February 6, 2008 grant and (iii) 56,412 unvested restricted stock from the February 5, 2009 grant, with the aggregate market value of the unvested restricted stock based on the closing common stock price of $8.88 on the NYSE on December 31, 2009.
(5)	Represents the total of (i) 3,021 unvested restricted stock from the February 7, 2007 grant, (ii) 15,835 unvested restricted stock from the February 6, 2008 grant and (iii) 39,674 unvested restricted stock from the February 5, 2009 grant, with the aggregate market value of the unvested restricted stock based on the closing common stock price of $8.88 on the NYSE on December 31, 2009.
(6)	Due to Mr. Lal’s termination from the Company on May 15, 2009, Mr. Lal did not have any unvested restricted stock awards as of December 31, 2009.

Option Exercises and Stock Vested

The following table sets forth information with respect to the vesting of restricted stock by the Named Executive Officers in 2009.

Name	Number of Shares Acquired on Exercise or Vesting (#)		Value Realized Upon Exercise or Vesting ($)
Robert A. Alter	95,214	(1)	572,240	(1)
Arthur L. Buser, Jr.	19,117	(2)	95,967	(2)
Kenneth E. Cruse	24,176	(3)	126,227	(3)
Marc A. Hoffman	24,849	(4)	127,686	(4)
Christopher M. Lal	56,158	(5)	371,404	(5)

(1)	Represents the total of (i) 24,526 shares received on the February 6, 2009 vesting date, (ii) 10,308 shares received on the February 7, 2009 vesting date, (iii) 18,274 shares received on the February 9, 2009 vesting date and (iv) 42,106 shares received on the October 26, 2009 vesting date. Value realized upon vesting is calculated as the gross number of shares vested from the February 6, 2009, February 7, 2009, February 9, 2009 and October 26, 2009 vesting dates, multiplied by the closing common stock prices of $4.45, $4.45 (reflects the closing price on Friday, February 6, 2009, as the vesting date fell on a weekend), $4.03 and $8.16, respectively, on the NYSE.
(2)	Represents the total of 19,117 shares received on the July 21, 2009 vesting date. Value realized upon vesting is calculated as the gross number of shares vested from the July 21, 2009 vesting date multiplied by the closing common stock price of $5.02 on the NYSE.
(3)	Represents the total of (i) 11,699 shares received on the February 6, 2009 vesting date against which 4,182 shares were withheld to satisfy tax withholding obligations, (ii) 4,230 shares received on the February 7, 2009 vesting date against which 1,512 shares were withheld to satisfy tax withholding obligations, (iii) 2,894 shares received on the February 9, 2009 vesting date against which 1,035 shares were withheld to satisfy tax withholding obligations and (iv) 5,353 shares received on the October 26, 2009 vesting date against which 1,914 shares were withheld to satisfy tax withholding obligations. Value realized upon vesting is calculated as the gross number of shares vested from the February 6, 2009, February 7, 2009, February 9, 2009 and October 26, 2009 vesting dates, multiplied by the closing common stock prices of $4.45, $4.45 (reflects the closing price on Friday, February 6, 2009, as the vesting date fell on a weekend), $4.03 and $8.16, respectively, on the NYSE.
(4)	Represents the total of (i) 7,918 shares received on the February 6, 2009 vesting date against which 2,831 shares were withheld to satisfy tax withholding obligations, (ii) 3,022 shares received on the February 7, 2009 vesting date against which 1,080 shares were withheld to satisfy tax withholding obligations and (iii) 13,909 shares received on the May 26, 2009 vesting date against which 4,972 shares were withheld to satisfy tax withholding obligations. Value realized upon vesting is calculated as the gross number of shares vested from the February 6, 2009, February 7, 2009 and May 26, 2009 vesting dates, multiplied by the closing common stock prices of $4.45, $4.45 (reflects the closing price on Friday, February 6, 2009, as the vesting date fell on a weekend) and $5.68, respectively, on the NYSE.
(5)	Represents the total of (i) 5,939 shares received on the February 6, 2009 vesting date against which 2,123 shares were withheld to satisfy tax withholding obligations, (ii) 2,384 shares received on the February 7, 2009 vesting date against which 852 shares were withheld to satisfy tax withholding obligations and (iii) 47,835 shares received on May 8, 2009 in connection with Mr. Lal’s termination from the Company against which 17,099 shares were withheld to satisfy tax withholding obligations. Value realized upon vesting is calculated as the gross number of shares vested from the February 6, 2009, February 7, 2009 and May 8, 2009 vesting dates, multiplied by the closing common stock prices of $4.45, $4.45 (reflects the closing price on Friday, February 6, 2009, as the vesting date fell on a weekend) and $6.99, respectively, on the NYSE.

Pension Benefits

The Company does not provide tax-qualified or non-qualified pension benefits to any of its employees, including its Named Executive Officers.

Non-Qualified Deferred Compensation

The following table sets forth information with respect to non-qualified deferred compensation for the Named Executive Officers in 2009:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Robert A. Alter(1)	—	—	154,098	—	1,813,841
Arthur L. Buser, Jr.(2)	—	—	—	—	—
Kenneth E. Cruse(2)	—	—	—	—	—
Marc A. Hoffman(2)	—	—	—	—	—
Christopher M. Lal(2)	—	—	—	—	—

(1)	Represents an initial balance as of January 1, 2009 of $1,659,743 and includes aggregate earnings of $154,098 for an ending balance as of December 31, 2009 of $1,813,841.
(2)	Named Executive Officer does not have any non-qualified deferred compensation arrangements.

Potential Payments Upon Termination or Change-in-Control

We have entered into employment agreements and/or change in control agreements and equity-based awards with certain of our Named Executive Officers providing for payments and benefits to such officers upon the termination of their employment with the Company or upon a change in control of the Company.

Robert A. Alter. Mr. Alter’s employment agreement with us contains provisions for payments upon a termination of Mr. Alter’s employment or a change in control of Sunstone. In the event we terminate Mr. Alter without “Cause” or he terminates his employment for “Good Reason,” whether before or after a change in control (provided he is not then the interim CEO), Mr. Alter will receive all of the following amounts: (1) salary and accrued vacation through the date of termination; (2) bonus for any completed fiscal year elapsed prior to the date of termination; (3) a lump sum payment equal to one times Mr. Alter’s salary plus a bonus severance amount (which will be equal to the lesser of the target annual bonus for the year in which the termination occurs or the actual bonus earned in the prior calendar year, if the termination occurs during the remainder of the employment term), or the Severance Amount; (4) 18 months of continued health insurance coverage for Mr. Alter and his dependents; and (5) all outstanding and then unvested equity awards due to vest in the succeeding 12 months will become fully vested. If within 12 months following a change in control, we terminated Mr. Alter’s employment while he was interim CEO, then he would have been entitled to the same amounts as specified above, except that the Severance Amount would have been calculated using a multiple of three rather than one. In the event that any payment or distribution to be made to Mr. Alter pursuant to the agreement would be subject to the excise tax imposed by Section 4999 of the Code, then the Company will make a gross-up payment to Mr. Alter in an amount which covers the excise tax due plus the excise and income taxes payable on the gross-up payment. However, no such payment will be required if the present value as of the date of the change in control for purposes of Section 280G of the Code of the portion of the payment that constitutes a “parachute payment” (as defined in Section 280G(b)(2) of the Code), or the Parachute Value, does not exceed 110% of 2.99 times Mr. Alter’s “base amount” within the meaning of Section 280G(b)(3) of the Code, or the Safe Harbor Amount, and the amounts payable under the agreement will be reduced so that the Parachute Value of all payments, in the aggregate, equals the Safe Harbor Amount.

Arthur L. Buser, Jr. Mr. Buser’s employment agreement with us contains provisions for payments upon a termination of Mr. Buser’s employment or a change in control of Sunstone. If the Company terminates Mr. Buser without “Cause” or he terminates his employment for “Good Reason,” Mr. Buser will receive, in two lump sum payments, all of the following amounts: (1) salary and accrued vacation through the date of termination; (2) unpaid bonus owed for any completed fiscal year before the date of termination; (3) a severance payment equal to two (prior to his appointment to CEO) or three (following his appointment to CEO) times the sum of Mr. Buser’s salary plus a bonus severance amount (which will be the lesser of the then mid-point target annual cash performance bonus and the actual bonus earned by Mr. Buser in the prior year; provided, however, that if the termination were to have occurred in calendar year 2008, the bonus would have been the 2008 annual bonus determined in accordance with the bonus calculation for 2008, and if the termination had occurred in calendar year 2009, the bonus will be the mid-point target annual bonus for 2009 (100% if termination occurs prior to his appointment as CEO or 150% if termination occurs following his appointment as CEO)); and (4) 18 months of continued health insurance coverage for Mr. Buser and his dependents. If the Company terminates Mr. Buser without “Cause” or he terminates his employment for “Good Reason,” Mr. Buser’s outstanding and then unvested equity awards will continue to vest in accordance with their then applicable vesting schedules.

If a change in control of the Company occurs and the Company terminates Mr. Buser without “Cause” or Mr. Buser terminates his employment for “Good Reason” (in each case within 12 months after or within three months prior to the change in control), then all of Mr. Buser’s outstanding and then unvested equity awards will become fully vested and exercisable and he will be entitled to the same amounts as specified above in (1), (2) and (4), plus a severance amount equal to three times the sum of (i) Mr. Buser’s base salary in effect on the date of termination or immediately prior to the change in control, whichever is greater, and (ii) the actual annual cash performance bonus earned by Mr. Buser in the prior year. The Company would be required to make a gross-up payment to Mr. Buser if Mr. Buser is subject to the excise tax imposed by Section 4999 of the Code under the same circumstances as provided in Mr. Alter’s employment agreement.

Kenneth E. Cruse. On February 15, 2007, we entered into a change in control agreement with Mr. Cruse, our CFO. Following a change in control, if we terminate Mr. Cruse without “Cause” or Mr. Cruse terminates his employment for “Good Reason,” in each case, within 12 months after such change in control, then Mr. Cruse will be entitled to receive all of the following amounts in two lump sum payments: (1) salary and accrued vacation pay through the date of termination; (2) any annual bonus for any completed fiscal year elapsed prior to the date of such termination; and (3) an amount equal to two times the sum of Mr. Cruse’s base salary in effect on the date of such termination and a bonus severance amount (which bonus severance amount will be equal to the lesser of (i) Mr. Cruse’s target annual bonus for the year in which such termination of Mr. Cruse’s employment occurs, and (ii) the actual annual bonus Mr. Cruse earned in the calendar year prior to the year in which such termination of employment occurs). We will also continue to provide health insurance coverage for Mr. Cruse and his dependents for a period of 18 months following the date of termination of Mr. Cruse’s employment for one of the reasons described above. In addition, all of Mr. Cruse’s outstanding and then unvested equity awards will become fully vested and exercisable following the termination date. In certain circumstances, we would be required to make a gross-up payment to Mr. Cruse to cover excise taxes as well as income taxes on such gross-up payment. The Company would be required to make a gross-up payment to Mr. Cruse if Mr. Cruse is subject to the excise tax imposed by Section 4999 of the Code under the same circumstances as provided in Messrs. Alter’s and Buser’s employment agreements.

Marc A. Hoffman. In April 2006, we entered into an employment letter agreement with Mr. Hoffman, our COO. Mr. Hoffman’s employment letter agreement with us contains provisions for payments upon a termination of Mr. Hoffman’s employment or a change in control of Sunstone. If the Company terminates Mr. Hoffman without “Cause,” Mr. Hoffman will receive a severance payment equal to the sum of (i) Mr. Hoffman’s then-current base salary and (ii) the lesser of (x) Mr. Hoffman’s last cash bonus and (y) Mr. Hoffman’s target bonus. In addition, an additional 12 months of Mr. Hoffman’s unvested restricted equity awards shall continue to vest in accordance with their then applicable vesting schedules.

In the event of a change in control of the Company, if we terminate Mr. Hoffman without “Cause” within 6 months after such change in control, then, in addition to any other amounts he is entitled to receive, Mr. Hoffman will be entitled to receive an amount equal to the sum of (i) two times Mr. Hoffman’s then-current base salary and (ii) the lesser of two times (x) Mr. Hoffman’s last cash performance bonus and (y) Mr. Hoffman’s target cash performance bonus. In addition, all of Mr. Hoffman’s remaining unvested restricted stock grants will vest immediately. If the severance amount payable to Mr. Hoffman is deemed deferred compensation by Section 409A of the Code, then the severance amount will be paid by the Company to Mr. Hoffman 6 months and 1 day after the termination occurs.

Accelerated Vesting Under LTIP

Outstanding equity awards under the LTIP will generally vest upon the occurrence of a change in control.

Payment Under Retirement Agreement

In the event of Mr. Alter’s termination of employment following a change in control, the entire balance in his deferred compensation account under the Retirement Agreement would be paid to him. The balance under the Retirement Agreement as of December 31, 2009 is set forth on the Non-Qualified Deferred Compensation table above.

The following table summarizes the amounts that we would have been required to pay to each Named Executive Officer who was employed by the Company on December 31, 2009 following a change in control of the Company and if such Named Executive Officer’s employment with the Company had been terminated as of December 31, 2009 in connection with the events listed below. Because Mr. Lal’s employment at the Company was terminated effective as of May 15, 2009, he is not included in the following table.

Name	Target Annual Bonus	Severance Amount		Health Insurance Coverage		Unvested Stock Awards		Other		Total
Robert A. Alter
By Company for “Cause”	—	—		—		—		—		—
By Executive w/o “Good Reason”	—	—		—		—		—		—
By Executive with “Good Reason”	—	$362,731	(1)	$30,078	(2)	$588,300	(3)	—		$981,109
By Company without “Cause”	—	$362,731	(1)	$30,078	(2)	$588,300	(3)	—		$981,109
Death	—	$286,000	(4)	$30,078	(2)	$588,300	(3)	—		$904,378
Disability	—	$286,000	(4)	$30,078	(2)	$588,300	(3)	—		$904,378
Following Change in Control	—	—		—		$1,364,066	(5)	—		$1,364,066
By Executive for “Good Reason” or by Company w/o “Cause” following Change in Control	—	$362,731	(6)	$30,078	(2)	—		—		$392,809
Arthur L. Buser, Jr.
By Company for “Cause”	—	—
By Executive w/o “Good Reason”	—	—
By Executive with “Good Reason”	—	$1,535,998	(7)	$22,806	(8)	$4,776,588	(9)	—		$6,335,392
By Company without “Cause”	—	$1,535,998	(7)	$22,806	(8)	$4,776,588	(9)	—		$6,335,392
Death	—	$650,000	(10)	$22,806	(8)	$579,509	(11)	—		$1,252,315
Disability	—	$650,000	(10)	$22,806	(8)	$579,509	(11)	—		$1,252,315
Following Change in Control	—	—		—		$4,776,588	(12)	5,758,894	(13)	$10,535,482
By Executive for “Good Reason” or by Company w/o “Cause” following a Change in Control		$2,303,997	(14)	$22,806	(8)	—		$2,554,231	(13)	$4,881,034
Kenneth E. Cruse
By Company for “Cause”	—	—		—		—		—		—
By Executive w/o “Good Reason”	—	—		—		—		—		—
By Executive with “Good Reason”	—	—		—		—		—		—
By Company without “Cause”	—	—		—		—		—		—
Death	—	—		—		—		—		—
Disability	—	—		—		—		—		—
Following Change in Control	—	—		—		$746,249	(15)	—		$746,249
By Executive for “Good Reason” or by Company w/o “Cause” following Change in Control		$881,164	(16)	$30,078	(2)	—		—		$911,242
Marc A. Hoffman
By Company for “Cause”	—	—		—		—		—		—
By Executive w/o “Good Reason”	—			—		—		—		—
By Executive with “Good Reason”	—	—		—		—		—		—
By Company without “Cause”	—	$450,823	(17)			$214,576	(18)	—		$665,399
Death	—	—		—		—		—		—
Disability	—	—		—		—		—		—
Following Change in Control	—	—		—		$519,746	(19)	—		$519,746
By Executive for “Good Reason” or by Company without “Cause” following a Change in Control		$901,646	(20)	—		—		—		$901,646

(1)	Pursuant to the terms of Mr. Alter’s employment agreement, the severance amount is equal to a lump sum payment equal to one times the base salary in effect at the time of the termination plus a bonus severance amount (which will be the lesser of the then target annual cash performance bonus and the actual bonus earned by Mr. Alter in the prior year). The severance figure reflects the base salary in effect of $286,000 and Mr. Alter’s target annual bonus for 2009 equal to 150% of his eligible base earnings while acting in the capacity of Interim CEO, or $76,731.
(2)	Pursuant to the terms of the Named Executive Officer’s employment agreement or change in control agreement, the Company shall provide group health coverage for a period of 18 months after termination. The health insurance coverage amount reflects 18 months of monthly premium of $1,671.

(3)	Pursuant to Mr. Alter’s employment agreement, all outstanding restricted stock awards granted to Mr. Alter shall be modified to reflect an additional 12 months of vesting on the date of termination. The unvested stock award figure reflects 66,250 restricted shares based on the closing common stock price of $8.88 on the NYSE on December 31, 2009.
(4)	Pursuant to the terms of Mr. Alter’s employment agreement, the benefit upon death or disability is equal to a lump sum payment equal to one times the then base salary in effect at the time of the death or disability. The severance figure reflects the base salary in effect of $286,000.
(5)	Pursuant to the LTIP and in the event of a Change in Control, all of Mr. Alter’s unvested restricted equity awards shall immediately vest and become exercisable. The unvested stock award figure reflects 153,611 restricted shares based on the closing common stock price of $8.88 on the NYSE on December 31, 2009.
(6)	Pursuant to Mr. Alter’s employment agreement, the Company shall pay an amount equal to one times the base salary in effect of $286,000 plus a bonus severance amount equal to the target annual cash performance bonus. The severance figure reflects the base salary in effect of $286,000 and Mr. Alter’s target annual cash bonus for 2009 equal to 150% of his eligible base earnings while acting in the capacity of Interim CEO, or $76,731.
(7)	Pursuant to the terms of Mr. Buser’s employment agreement, the severance payment is equal to two times the sum of Mr. Buser’s salary plus a bonus severance amount (which will be the lesser of the then mid-point target annual cash performance bonus and the actual bonus earned by Mr. Buser in the prior year). The severance figure reflects two times the sum of the base salary of $650,000 and the actual cash bonus Mr. Buser would have received absent his waiver in respect of calendar year 2008 of $117,999.
(8)	Pursuant to the terms of Mr. Buser’s employment agreement, the Company shall provide group health coverage for a period of 18 months after termination. The health insurance coverage amount reflects 18 months of monthly premium of $1,267.
(9)	Pursuant to the terms of Mr. Buser’s employment agreement, all outstanding and then unvested restricted equity awards will continue to vest in accordance with their then applicable vesting schedules. The unvested stock figure reflects 537,904 shares of restricted stock based on the closing common stock price of $8.88 on the NYSE on December 31, 2009. The grant of restricted stock to Mr. Buser on July 21, 2008 will continue to vest over the four remaining annual installments in the amounts of 15%, 20%, 25% and 30% on the second, third, fourth and fifth anniversaries, respectively, and the grant of restricted stock to Mr. Buser on January 22, 2009 will vest in five installments over five years in the amounts of 10%, 15%, 20%, 25% and 30% on the first, second, third, fourth and fifth anniversaries, respectively, of February 5, 2009.
(10)	Pursuant to Mr. Buser’s employment agreement, the Company shall pay 100% of Mr. Buser’s annual base salary in effect of $650,000.
(11)	Pursuant to Mr. Buser’s employment agreement, an additional 12 months of unvested restricted equity awards shall continue to vest in accordance with their then applicable vesting schedules. The unvested stock figure reflects vesting of 65,260 shares of unvested restricted stock based on the closing stock price of $8.88 on the NYSE on December 31, 2009.
(12)	Pursuant to the LTIP and in the event of a Change in Control, all of Mr. Buser’s unvested restricted equity awards shall immediately vest and become exercisable. The unvested stock award figure reflects 537,904 restricted shares based on the closing common stock price of $8.88 on the NYSE on December 31, 2009.
(13)	This amount represents the amount of the excise tax and related gross up for excise taxes levied under Section 4999 of the Code on payments and benefits following a change in control. Pursuant to the terms of Mr. Buser’s employment agreement, if the value of payments to Mr. Buser does not exceed 110% of the safe harbor amount under the Code, then no tax gross-up payment will be made and Mr. Buser’s payments will be reduced to equal the safe harbor amount.
(14)	Pursuant to Mr. Buser’s employment agreement, the Company shall pay the sum of three times the base salary in effect of $650,000 and the actual bonus earned by Mr. Buser in 2008 of $117,999.
(15)	Pursuant to the LTIP and in the event of a Change in Control, all of Mr. Cruse’s unvested restricted equity awards shall immediately vest and become exercisable. The unvested stock award figure reflects 84,037 restricted shares based on the closing common stock price of $8.88 on the NYSE on December 31, 2009.
(16)	Pursuant to the terms of Mr. Cruse’s Change in Control Agreement, the severance amount is equal to a lump sum payment equal to two times the sum of (i) the base salary in effect at the time of the termination and (ii) the lesser of the target annual bonus for the year in which the termination takes place or the actual annual bonus that Mr. Cruse earned in the prior calendar year. The severance figure reflects two times the sum of the base salary of $294,193 and the actual bonus for 2008 paid in the first quarter of 2009 of $146,389.
(17)	Pursuant to the terms of Mr. Hoffman’s employment letter agreement, the severance payment is equal to the sum of (i) Mr. Hoffman’s base salary of $301,069 and (ii) the lesser of the target annual bonus for the year in which the termination takes place or the actual annual bonus that Mr. Hoffman earned in the prior calendar year. The severance figure reflects the sum of the base salary of $301,069 and the actual bonus for 2008 paid in the first quarter of 2009 of $149,754.
(18)	Pursuant to Mr. Hoffman’s employment letter agreement, an additional 12 months of unvested restricted equity awards shall continue to vest in accordance with their then applicable vesting schedules. The unvested stock figure reflects vesting of 24,164 shares of unvested restricted stock based on the closing stock price of $8.88 on the NYSE on December 31, 2009.
(19)	Pursuant to the LTIP and in the event of a Change in Control, all of Mr. Hoffman’s unvested restricted equity awards shall immediately vest and become exercisable. The unvested stock award figure reflects 58,530 restricted shares based on the closing common stock price of $8.88 on the NYSE on December 31, 2009.
(20)	Pursuant to the terms of Mr. Hoffman’s employment letter agreement, the severance amount is equal to a lump sum payment equal to two times the sum of (i) the base salary in effect at the time of the termination and (ii) the lesser of the target annual bonus for the year in which the termination takes place or the actual annual bonus that Mr. Hoffman earned in the prior calendar year. The severance figure reflects two times the sum of the base salary of $301,069 and the actual cash bonus for 2008 paid in the first quarter of 2009 of $149,754.

Compensation Committee Report to Stockholders

The following is a report by the Company’s Compensation Committee regarding the Company’s executive officer compensation program.

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement, or the CD&A, with management of the Company. Based on the Compensation Committee’s review of the CD&A and the Compensation Committee’s discussions of the CD&A with management, the Compensation Committee recommended to the Board of Directors (and the Board has approved) that the CD&A be included in the Company’s proxy statement on Schedule 14A prepared in connection with the annual meeting.

Compensation Committee

Lewis N. Wolff, Chair

Keith P. Russell

March 15, 2010

Certain Relationships and Related Transactions

Other Properties

Some of the Company’s executive officers own interests in other hotels that are not included in the Company’s historical financial information. For example, Mr. Alter owns a minority interest in the entity that owns the Residence Inn by Marriott, Beverly Hills, California, the remainder of which is owned by unaffiliated third parties. Mr. Alter also indirectly owns the Embassy Suites Hotel—Los Angeles Airport North.

Transactions with Others

We purchase telecommunications equipment from Gemini Telemanagement Systems, or GTS, a telecommunications equipment provider based in Redwood City, California. The Company’s former Chief Executive Officer and current Executive Chairman, Robert A. Alter, was a 5.2% stockholder in GTS, and his brother, Richard Alter, was the majority stockholder in GTS, until they both divested their interests in April 2009. Richard Alter remains an employee with GTS. We paid GTS $567,000 in 2009, $1,521,000 in 2008 and $725,000 in 2007 for equipment provided in the ordinary course of business on arm’s-length terms.

Security Ownership by Directors, Executive Officers and

Five Percent Stockholders

The following table sets forth information regarding the beneficial ownership of our common stock and Series C preferred stock as of March 19, 2010 with respect to (a) each director and director nominee, (b) each executive officer named in the above Summary Compensation Table, (c) all of our directors and executive officers as a group and (d) each person known by us to be the beneficial owner of greater than a 5% interest in our common stock and Series C preferred stock. Unless otherwise indicated, all shares of common stock and Series C preferred stock are owned directly and the indicated person has sole voting and investment power. Percentage ownership is based on 98,521,121 shares of common stock, 7,050,000 shares of Series A Cumulative Redeemable Preferred Stock, or the Series A preferred stock, and 4,102,564 shares of Series C preferred stock outstanding as of March 19, 2010.

Unless otherwise indicated, the address of each person is 903 Calle Amanecer, Suite 100, San Clemente, California 92673-6212.

Name of Beneficial Owner	Number of Shares of Common Stock	Number of Shares of Series A Preferred Stock		Number of Shares of Series C Preferred Stock	Percentage of Common Stock(1)		Percentage of Series A Preferred Stock	Percentage of Series C Preferred Stock
Arthur L. Buser, Jr.(2)	840,912	31,370	(2)	0	*		*	0
Robert A. Alter(3)	412,028	0		0	*		0	0
Kenneth E. Cruse(4)	196,475	0		0	*		0	0
Marc A. Hoffman(5)	76,497	0		0	*		0	0
Lewis N. Wolff(6)	64,121	0		0	*		0	0
Keith P. Russell(6)	30,670	0		0	*		0	0
Thomas A. Lewis(6)	25,972	0		0	*		0	0
Keith M. Locker(6)	25,674	0		0	*		0	0
Christopher M. Lal	20,767	0		0	*		0	0
Z. Jamie Behar(7)	0	0		0	0		0	0
All executive officers and directors as a group (10 persons)(2)(3)(4)(5)(6)(7)	1,672,349	0		0	1.7%		0	0
Jennison Associates, LLC(8)	940,909	0		0	1.0%		0	0
Paulson & Co. Inc.(9)	5,000,000	0		0	5.1%		0	0
AXA Financial, Inc., et al.(10)	5,546,548	0		0	5.6%		0	0
Security Capital Research & Management Incorporated and Security Pacific Capital Preferred Growth Incorporated(11)	6,181,469	0		4,102,564	6.3	%(12)	0	100%
BlackRock, Inc.(13)	6,877,436	0		0	7.0%		0	0
The Vanguard Group, Inc.(14)	8,689,584	0		0	8.9%		0	0
MSD Capital, L.P., et al.(15)	8,987,096	0		0	9.1%		0	0
FMR, LLC(16)	13,811,080	0		0	14.0%		0	0
Cohen & Steers, Inc.(17)	21,980,832	0		0	22.3%		0	0

*	Represents less than 1% of the number of shares of our common stock and membership units in Sunstone Hotel Partnership, LLC or less than 1% of our Series A preferred stock or Series C preferred stock, as applicable.
(1)	Based on total outstanding shares of 98,521,121 and includes shares subject to options for Mr. Alter totaling 200,000.
(2)	Represents total of (i) 594,392 shares of unvested restricted stock (included within the unvested restricted stock are 93,073 shares which were granted on February 18, 2010 and will vest in three equal annual installments following the grant date), (ii) 246,520 shares of common stock which were acquired either through previous annual vesting or open-market purchases and (iii) 31,370 shares of Series A preferred stock which were acquired through open-market purchases. All of the restricted shares in (i) above are subject to mandatory share withholding for tax obligations.
(3)

Represents total of (i) 94,676 shares of unvested restricted stock (included within the unvested restricted shares are 7,316 shares that were granted on February 18, 2010 and will vest in three equal annual installments following the grant date, (ii) 117,352 shares of common stock which were acquired either through previous annual vesting or open-

market purchases, and (iii) 200,000 options that vested on April 28, 2009. All of the restricted shares in (i) above are subject to mandatory share withholding for tax obligations.
(4)	Represents total of (i) 93,000 shares of unvested restricted stock (included within the unvested restricted shares are 43,694 shares which were granted on February 18, 2010 and will vest in three equal annual installments following the grant date) and (ii) 103,475 shares of common stock which were acquired either through previous annual vesting or open-market purchases. All of the restricted shares in (i) above are subject to mandatory share withholding for tax obligations.
(5)	Represents total of (i) 61,195 shares of unvested restricted stock (included within the unvested restricted shares are 26,829 shares which were granted on February 18, 2010 and will vest in three equal annual installments following the grant date) and (ii) 15,302 shares of common stock which were acquired either through previous annual vesting or open-market purchases. All of the restricted shares in (i) above are subject to mandatory share withholding for tax obligations.
(6)	Includes 16,484 shares of restricted stock which will vest on the date of the Company’s 2010 annual meeting.
(7)	Pursuant to an arrangement with Ms. Behar’s employer, all director fees are paid in cash to her employer.
(8)	Derived solely from information contained in the Schedule 13G/A filed with the SEC on February 12, 2010 by Jennison Associates, LLC, or “Jennison,” the address for Jennison is 466 Lexington Avenue, New York, New York 10017. In the Jennison Schedule 13G/A, Jennison reported sole voting power of 940,909 shares and shared dispositive power of 940,909 shares.
(9)	Derived solely from information contained in the Schedule 13G filed with the SEC on February 13, 2010 by Paulson & Co. Inc., or “Paulson,” the address for Paulson is 1251 Avenue of the Americas, New York, New York 10020. In the Paulson 13G, Paulson reported sole voting power of 5,000,000 shares and sole dispositive power of 5,000,000 shares.
(10)	Derived solely from information contained in the Schedule 13G/A filed with the SEC on February 12, 2010 by AXA Financial, Inc. and certain affiliates, the address for (i) AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104, (ii) AXA Assurances I.A.R.D. Mutuelle, and AXA Assurances Vie Mutuelle is 26, rue Drouot, 75009 Paris, France, and (iii) AXA is 25, avenue Matigon, 75008 Paris, France, collectively, “AXA.” In the AXA Schedule 13G/A, each of the reporting persons, with the exception of AXA Financial, Inc., reported sole voting power of 5,221,562 shares and sole dispositive power of 5,546,548 shares. AXA Financial, Inc. reported sole voting power of 5,209,735 shares and sole dispositive power of 5,534,721 shares.
(11)	Security Capital Preferred Growth Incorporated (SC-PG) beneficially owns 4,497,953 shares of common stock that SC-PG has the right to acquire upon its conversion of its 4,102,564 shares of Series C preferred stock. Derived solely from information contained in the Schedule 13G/A filed with the SEC on February 12, 2010, Security Capital Research & Management Incorporated (SC-RM) has sole dispositive power of 6,181,469 shares of common stock and sole voting power of 5,730,719 shares of common stock. The address for SC-PG and SC-RM is 10 South Dearborn Street, Suite 1400, Chicago, Illinois 60603.
(12)	Shares of common stock that may be acquired upon conversion of the Series C preferred stock are deemed to be outstanding and beneficially owned by Security Pacific Capital Growth Incorporated for the purpose of computing its percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(13)	Derived solely from information contained in the Schedule 13G filed with the SEC on January 29, 2010 by BlackRock, Inc., the address for Blackrock is 40 East 52nd Street, New York, New York 10022. In the Blackrock Schedule 13G, BlackRock reported sole voting power of 6,877,436 shares and sole dispositive power of 6,877,436 shares.
(14)	Derived solely from information contained in the Schedule 13G/A filed with the SEC on February 4, 2010 by The Vanguard Group, Inc., or “Vanguard,” the address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. In the Vanguard Schedule 13G/A, Vanguard reported sole voting power of 133,258 shares, sole dispositive power of 8,556,326 shares and shared dispositive power of 133,258 shares.
(15)

Derived solely from information contained in the Schedule 13G/A filed with the SEC on February 16, 2010 by MSD Capital, L.P. and certain affiliates, the address for each of MSD Capital, L.P., MSD SBI, L.P. and MSD RE Investments, L.P.—Public (collectively, “MSD”) is 645 Fifth Avenue, 21st Floor, New York, New York 10022. In the MSD Schedule 13G/A, (a) MSD Capital, L.P. reported shared voting power of 4,493,548 shares and shared dispositive power of 4,493,548 shares, (b) MSD SBI, L.P. reported shared voting power of 3,318,443 shares and shared dispositive power of 3,318,443 shares, and (c) MSD RE Investments, L.P.—Public reported shared voting power of 1,175,105 shares and shared dispositive power of 1,175,105 shares.

(16)	Derived solely from information contained in the Schedule 13G/A filed with the SEC on February 16, 2010 by FMR, LLC, or “FMR,” the address for FMR is 82 Devonshire Street, Boston, Massachusetts 02109. In the FMR Schedule 13G/A, FMR reported sole voting power of 2,150,443 shares and sole dispositive power of 13,811,080 shares.
(17)

Derived solely from information contained in the Schedule 13G filed with the SEC on January 11, 2010 by Cohen & Steers, Inc. and certain affiliates, the address for (i) Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. is 280 Park Avenue, 10th Floor, New York, New York 10017 and (ii) Cohen & Steers Europe S.A. is Chausee de la Hulpe 116, 1170 Brussels, Belgium, collectively, “Cohen.” In the Cohen Schedule 13G, (a) Cohen & Steers, Inc. reported sole voting power of 8,756,838 shares and sole dispositive power of 10,990,416 shares, (b) Cohen & Steers Capital Management, Inc. reported sole voting power of 8,556,297 shares and sole dispositive power of 10,741,406 shares, and (c) Cohen & Steers Europe S.A. reported sole voting power of 200,541 shares and sole dispositive power of 249,010 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock or Series C preferred stock to file reports of holdings and transactions in shares of a common stock with the SEC. Based solely on our review of the copies of such reports furnished to us, we believe that during 2009 all applicable filing requirements of our directors, executive officers and 10% beneficial owners were made on a timely basis other than indicated below:

Robert A. Alter, our Executive Chairman, filed a Form 4 on an untimely basis related to (a) the indirect acquisition by Mr. Alter of 100 shares on December 9, 2004 and (b) 13 shares paid to Mr. Alter in connection with a special dividend paid by the Company on January 15, 2009.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been a former or current executive officer or employee of the Company. None of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of our Compensation Committee during the fiscal year ended December 31, 2009.

Stockholder Proposals for the 2011 Annual Meeting

Stockholder proposals intended to be presented at the 2011 annual meeting of stockholders must be received by the Secretary of Sunstone no later than November 19, 2010, to be considered for inclusion in our proxy statement and proxy card relating to the 2011 annual meeting. In addition, any stockholder who wishes to propose a nominee to the Board of Directors or submit any other matter to a vote at the 2011 annual meeting of stockholders (other than a stockholder proposal included in our proxy materials pursuant to SEC Rule 14a-8) must deliver such information to our Secretary no earlier than October 20, 2010 and no later than 5:00 p.m. Pacific Time on November 19, 2010 and must comply with the other provisions and requirements of Article II, Section 2.11 of our current bylaws, which are on file with the SEC and may be obtained from our Secretary upon request.

Other Matters to Come Before the 2010 Annual Meeting

The Board knows of no other matters to be presented for stockholder action at the 2010 annual meeting. If any other matters are properly presented at the meeting for action, it is intended that the persons named in the proxies will vote upon such matters in accordance with their discretion.

Other Information

Sunstone will pay the cost of its proxy solicitation. We also expect that some of our employees may solicit Sunstone stockholders personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We may engage the services of a proxy solicitation firm to assist in the solicitation of proxies. Sunstone will pay all costs associated with any engagement of a proxy solicitation firm, which we estimate would not exceed $25,000.

By Order of the Board of Directors

Kenneth E. Cruse

Executive Vice President and Chief Financial Officer

San Clemente, California

March 19, 2010

Exhibit A

SECOND AMENDMENT TO THE

SUNSTONE HOTEL INVESTORS, INC.

2004 LONG-TERM INCENTIVE PLAN

THIS SECOND AMENDMENT (this “Second Amendment”) to the Sunstone Hotel Investors, Inc. 2004 Long-Term Incentive Plan, as amended and restated effective May 1, 2007, and as amended by the First Amendment thereto effective December 31, 2008 (the “Plan”), is made by Sunstone Hotel Investors, Inc. (the “Company”) to be effective as of May     , 2010.

WHEREAS, the Company maintains the Plan for the benefit of certain participants;

WHEREAS, the Company desires to amend certain provisions of the Plan in order to (i) increase the number of shares of the Company’s common stock available for awards thereunder by an additional 2,200,000 shares, and (ii) prohibit repricing of stock options and stock appreciation rights without the approval of the Company’s shareholders; and

WHEREAS, the Board of Directors of the Company (the “Board”) has reserved the right to amend the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The first sentence of Section 1.6(a) of the Plan is hereby amended and restated in its entirety as follows:

“The total number of shares of Common Stock, which may be transferred pursuant to Awards granted under the Plan shall not exceed six million fifty thousand (6,050,000) shares.”

2. The following paragraph shall be added as a new Section 2.12 of the Plan:

“Section 2.12 Prohibition on Repricing

Subject to the provisions of Section 1.6(b) hereof, the Committee shall not, without the approval of the shareholders of the Company, (i) authorize the amendment of any outstanding stock option or stock appreciation right granted under the Plan to reduce its price per share, or (ii) cancel any stock option or stock appreciation right granted under the Plan in exchange for cash or another Award when the price per share of such stock option or stock appreciation right exceeds the Fair Market Value of the underlying shares of Common Stock. Subject to the provisions of Section 1.6(b), the Committee shall have the authority, without the approval of the shareholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.”

3. This Second Amendment shall be and is hereby incorporated in and forms a part of the Plan.

4. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Board has caused this Second Amendment to the Plan to be duly executed on this              day of May, 2010.

SUNSTONE HOTEL INVESTORS, INC.

Arthur L. Buser, Jr.
Director, President and Chief Executive Officer

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Exhibit B

AUDIT COMMITTEE CHARTER

Committee Membership:

The Audit Committee of the Board of Directors (the “Board”) of Sunstone Hotel Investors, Inc. (the “Company”) shall be comprised of at least three directors, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise “independent” under the rules of the New York Stock Exchange, Inc. and Rule 10A-3 under the Securities Exchange Act of 1934. The Board shall also determine that each member is “financially literate,” and that one member of the Audit Committee has “accounting or related financial management expertise,” as such qualifications are interpreted by the Board in its business judgment, and whether any member of the Audit Committee is an “audit committee financial expert,” as defined by the rules of Securities and Exchange Commission (the “SEC”). If the Board has determined that a member of the Audit Committee is an audit committee financial expert, it may presume that such member has accounting or related financial management expertise.

No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee, and discloses this determination in the Company’s annual proxy statement.

Members shall be appointed by the Board based on nominations recommended by the Company’s Nominating and Corporate Governance Committee, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Purposes:

The purposes of the Audit Committee are to:

1.	oversee (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and the Company’s internal audit function; and

2.	prepare an audit committee report as required by the SEC for inclusion in the Company’s annual proxy statement.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

The independent auditors shall submit to the Audit Committee annually a formal written statement (the “Auditors’ Statement”) describing: the auditors’ internal quality-control procedures; any material issues raised by

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the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board No. 1.

The independent auditors shall submit to the Audit Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

Committee Duties and Responsibilities:

To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:

1.	with respect to the independent auditors,

(i)	to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting), who shall report directly to the Audit Committee;

(ii)	to be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit Committee;

(iii)	to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

(iv)	to ensure that the independent auditors prepare and deliver annually an Auditors’ Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors;

(v)	to obtain from the independent auditors in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences;

(vi)	to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;

(vii)	to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself; and

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(viii)	to take into account the opinions of management and the Company’s internal auditors in assessing the independent auditors’ qualifications, performance and independence;

2.	with respect to the internal auditing department,

(i)	to review the appointment and replacement of the director of the internal auditing department; and

(ii)	to advise the director of the internal auditing department that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management’s responses thereto;

3.	with respect to accounting principles and policies, financial reporting and internal control over financial reporting,

(i)	to advise management, the internal auditing department and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;

(ii)	to consider any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the Audit Committee by the independent auditors, including those required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented or other professional standards;

(iii)	to meet with management, the independent auditors and, if appropriate, the director of the internal auditing department:

•	to discuss the scope of the annual audit;

•

to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•

to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Company’s financial statements;

•

to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

•	to discuss any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

•	to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders; and

•

to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

3

(iv)	to inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(v)	to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(vi)	to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

(vii)	to discuss with Company attorneys or outside counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

(viii)	to discuss and review the type and presentation of information to be included in earnings press releases;

(ix)	to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

(x)	to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

(xi)	to review and discuss any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205) or otherwise; and

(xii)	to establish hiring policies for employees or former employees of the independent auditors;

4.	with respect to reporting and recommendations,

(i)	to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

(ii)	to conduct and issue the evaluation required under “Performance Evaluation” below; and

(iii)	to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

Committee Structure and Operations:

The Audit Committee shall designate one member of the Committee as its chairperson. The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee should meet separately periodically with management, the director of the internal auditing department and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe

4

should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

Delegation to Subcommittee:

The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

Performance Evaluation:

The Audit Committee shall conduct and review with the Board an annual performance evaluation of the Audit Committee, which evaluation shall compare the performance of the Audit Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Audit Committee’s charter deemed necessary or desirable by the Audit Committee. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make the report.

Resources and Authority of the Audit Committee:

The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

1.	Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

2.	Compensation of any advisors employed by the Audit Committee; and

3.	Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

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PROXY

SUNSTONE HOTEL INVESTORS, INC.

903 Calle Amanecer, Suite 100, San Clemente, California 92673-6212

This Proxy is being solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on May 5, 2010

The undersigned stockholder of Sunstone Hotel Investors, Inc., a Maryland corporation (“Sunstone”), hereby appoints Arthur L. Buser, Jr. and Kenneth E. Cruse, or either of them (the “Proxy Holders”), with full power of substitution in each, as proxies for the undersigned to attend and represent the undersigned at the Annual Meeting of Stockholders of Sunstone to be held at the Renaissance Los Angeles Airport Hotel, 9620 Airport Boulevard, Los Angeles, California 90045, at 4:00 p.m. (P.S.T.) on Wednesday, May 5, 2010, and any adjournment or postponement thereof (the “Annual Meeting”), and to cast on behalf of the undersigned all votes that the undersigned is entitled to vote at the Annual Meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of which are hereby incorporated by reference, and revokes any proxy heretofore given with respect to such shares.

WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THIS PROXY. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES NAMED AS DIRECTORS OF THE COMPANY OR SUCH SUBSTITUTE NOMINEE(S) FOR DIRECTORS AS THE BOARD OF DIRECTORS OF THE COMPANY SHALL SELECT, “FOR” RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF ERNST & YOUNG LLP TO ACT AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010 AND “FOR” THE APPROVAL OF AMENDMENTS TO THE 2004 LONG-TERM INCENTIVE PLAN (i) TO PROVIDE FOR AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES TO BE ISSUED UNDER THE 2004 LONG-TERM INCENTIVE PLAN BY 2,200,000 SHARES AND (ii) TO PROHIBIT REPRICING OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS WITHOUT THE APPROVAL OF A MAJORITY OF THE COMPANY’S STOCKHOLDERS. THE VOTE ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

You are encouraged to specify your choices by marking the appropriate boxes ON THE REVERSE SIDE. The Proxy Holders cannot vote your shares unless you sign and return this card or, if you own shares through a bank or broker that provides for voting by phone or over the Internet, by submitting your vote by phone or over the Internet in accordance with your bank’s or broker’s instructions.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

SUNSTONE HOTEL INVESTORS, INC.

May 5, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at www.sunstonehotels.com/proxy.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20730300000000001000 8 050510

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

1. Election of the following seven directors to serve for the following year and until their successors are elected:

NOMINEES:

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

Robert A. Alter

Arthur L. Buser, Jr.

Lewis N. Wolff

Z. Jamie Behar

Thomas A. Lewis

Keith M. Locker

Keith P. Russell

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

FOR AGAINST ABSTAIN

2. Ratification of the Audit Committee’s appointment of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year ending December 31, 2010.

3. Approval of amendments to the 2004 Long-Term Incentive Plan (i) to provide for an increase in the number of authorized shares to be issued under the 2004 Long-Term Incentive Plan by 2,200,000 shares and (ii) to prohibit repricing of stock options and stock appreciation rights without the approval of a majority of the Company’s stockholders.

4. Transaction of such other business as may be properly brought before the annual meeting or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXIES ARE AUTHORIZED TO VOTE AS FOLLOWS:

(A) “FOR” THE ELECTION OF THE ABOVE-LISTED NOMINEES OR SUCH SUBSTITUTE NOMINEE(S) FOR DIRECTORS AS THE BOARD OF DIRECTORS OF THE COMPANY SHALL SELECT; AND

(B) “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF ERNST & YOUNG LLP TO ACT AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010; AND

(C) “FOR” THE APPROVAL OF AMENDMENTS TO THE 2004 LONG-TERM INCENTIVE PLAN (i) TO PROVIDE FOR AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES TO BE ISSUED UNDER THE 2004 LONG-TERM INCENTIVE PLAN BY 2,200,000 SHARES AND (ii) TO PROHIBIT REPRICING OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS WITHOUT THE APPROVAL OF A MAJORITY OF THE COMPANY’S STOCKHOLDERS.

THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO MARCH 23, 2010.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.